                                                                    EXHIBIT 3.22

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                       NALCO/EXXON ENERGY CHEMICALS, L.P.

                         A DELAWARE LIMITED PARTNERSHIP

                          DATED AS OF SEPTEMBER 1, 1994

                                TABLE OF CONTENTS

                                       i

                                       ii

                                LIST OF EXHIBITS
                                ----------------

A        Definitions
B-1      Partnership Expenses
B-2      Unmutualized Expenses
C-1      Agreed Values, Net Agreed Values and tax basis of Nalco assets transferred
C-2      Agreed Values, Net Agreed Values and tax basis of Exxon assets transferred
C-3      Agreed Values and Net Agreed Values of Additional Transferred
         Nalco Assets
C-4      Agreed Values and Net Agreed Values of Additional Transferred
         Exxon Assets
D        Accounting/Tax Policies
E        Senior Staff
F        Alternative Dispute Resolution Procedures
G        Field of Operations
H        Calculation of Redemption Price for Exercise of Equalization Option
I        Description of Binding Appraisal
J        Description of Loan Terms
K        Qualified Compensation Events Example
L        Form of Tax Indemnity
M-1      Additional Assumed Exxon Liabilities
M-2      Additional Assumed Nalco Liabilities
N        GAAP Balance Sheet

                                      iii

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                          -----------------------------

         This Amended and Restated Limited Partnership Agreement dated and effective as of September 1, 1994, by and among Nalco/Exxon Energy Chemicals,
Inc. a Delaware corporation (the "General Partner"), as General Partner, Exxon
Corporation, a New Jersey corporation ("Exxon"), acting by and through its division, Exxon Chemical Company, as a Limited Partner, and Nalco Chemical
Company, a Delaware corporation ("Nalco"), as a Limited Partner. Capitalized terms used herein shall have the definitions provided in Exhibit A, attached hereto and made a part hereof.

         WHEREAS, the General Partner, as general partner, and Nalco and Exxon, as limited partners, formed the Partnership, on August 9, 1994, pursuant to the laws of the State of Delaware by entering into a Limited Partnership Agreement and filing a Certificate of Limited Partnership with the Secretary of State of the State of Delaware; and

         WHEREAS, the General Partner, and Nalco and Exxon as Limited Partners,
wish to reorganize the Partnership under the Act in order to (i) amend and restate their limited partnership agreement in its entirety by entering into this Agreement, and (ii) provide for the Partnership's acquisition of certain assets relating to, and thereafter the Partnership's engaging in, the business of developing, manufacturing and selling certain energy chemicals, and providing related services, as those terms are set forth and defined in the Field of
Operations, which Field of Operations is attached to and made a part hereof as
Exhibit G, all subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and upon the terms and conditions hereinafter set forth, the General
Partner, Exxon and Nalco, intending to be legally bound, agree as follows:

                 ARTICLE I ORGANIZATION OF LIMITED PARTNERSHIP

SECTION 1.1 FORMATION AND NAME.

         (a) The General Partner, Nalco and Exxon have formed and established a limited partnership under the provisions of the Act, except as modified herein, to be conducted under the name of Nalco/Exxon Energy Chemicals, L.P. (the
"Partnership") under the terms and provisions set forth in this Agreement.
Nalco/Exxon Energy Chemicals, Inc., a Delaware corporation, shall be the sole
General Partner. Nalco and Exxon shall each be Limited Partners.

         (b) Prior to the Commencement Date, the Partnership shall conduct no business activities, provided that this provision shall not limit the taking of any actions, subject to the other provisions of this Agreement, as the General
Partner shall deem necessary or advisable to

prepare for the conduct of the Business (as defined below) by the Partnership and its Affiliates after the Commencement Date, including, without limitation, qualification of the Partnership and its Affiliates to conduct the Business and formation of subsidiary corporations of the Partnership.

SECTION 1.2 TERM. The Partnership commenced on the date of the filing of the
Certificate and, unless earlier terminated in accordance with the terms of this
Agreement, shall have a period of existence equal to ninety-nine (99) years from the Commencement Date.

SECTION 1.3 PRINCIPAL OFFICE; TAX MATTERS PARTNER; AGENT.

         (a) The principal office of the Partnership and the principal place of business of the Partnership shall be 7701 Highway 90-A, Sugar Land, Texas 77478.

         (b) The General Partner is hereby designated as the Tax Matters
Partner.

         (c) The name and address of the registered agent in the State of
Delaware for service of process are The Corporation Trust Company, 1209 Orange
Street, Wilmington, Delaware 19801.

         (d) The General Partner may change the principal office, the principal place of business, the registered office and the registered agent of the
Partnership, with prior written notice to the Limited Partners.

SECTION 1.4 ADMINISTRATIVE ARRANGEMENTS BY GENERAL PARTNER. The General Partner
and the Partnership shall qualify and remain qualified to do business under the laws of such states and jurisdictions as are necessary to permit the Partnership legally to conduct the Business.

SECTION 1.5 STATEMENT OF PURPOSE. The Partnership shall engage in the business of developing, manufacturing and selling certain energy chemicals, and providing related services, as described in the Field of Operations, which Field of
Operations is attached to and made a part hereof as Exhibit G (the "Business"), anywhere in the world. It is anticipated that the Business will be conducted outside the United States of America by subsidiaries of the Partnership.

               ARTICLE II CAPITALIZATION; COMMITMENTS OF PARTNERS

SECTION 2.1 INITIAL CAPITAL CONTRIBUTIONS. On the date of formation of the
Partnership, the General Partner contributed $240 to the Partnership; Nalco, as a Limited Partner, contributed $5,880 to the Partnership, and Exxon, as a
Limited Partner, contributed $3,880 to the Partnership; and each of the General
Partner, Nalco and Exxon received the following Capital Account credits and
Partnership Interests:

                PARTNER      CAPITAL ACCOUNT CREDIT   PARTNERSHIP INTEREST
         ------------------ -----------------------   --------------------
         General Partner            $  240                   2.4%
         Nalco                       5,880                  58.8%
         Exxon                       3,880                  38.8%

SECTION 2.2 SUBSEQUENT CAPITAL CONTRIBUTIONS.

         (a) On the Commencement Date, in accordance with the Transfer
Agreements:

             (i) The General Partner shall transfer or cause to be transferred to the Partnership cash in the amount of $4,085,040.

             (ii) Nalco shall transfer or cause to be transferred to the
         Partnership the assets described in Exhibit C-1 hereto which, for the purposes of this Agreement, have an aggregate tax basis of $62,834,000, an aggregate Agreed Value of $110,940,000 and aggregate Net Agreed
         Value of $99,740,000.

             (iii) Exxon shall transfer or cause to be transferred to the
         Partnership the assets described in Exhibit C-2 hereto which, for the purposes of this Agreement, have an aggregate tax basis of $33,165,000, an aggregate Agreed Value of $69,358,000 and aggregate Net Agreed Value of $58,258,000.

             (iv) The Partnership shall assume the Assumed Nalco Liabilities and the Assumed Exxon Liabilities, as set forth in Exhibit C-1 and Exhibit
         C-2, respectively, and indemnify and hold harmless the Partners from and against such Assumed Liabilities.

             (v) Upon such contributions, the Partners shall receive the following initial Capital Account credits:

                     PARTNER               CAPITAL ACCOUNT CREDIT
           --------------------------   ----------------------------
           General Partner                        $ 4,085,280
           Nalco                                  $99,745,880
           Exxon                                  $58,261,880

             (vi) Upon such contributions, the Partners shall have the following
         Partnership Interests:

                    PARTNER                 PARTNERSHIP INTEREST
           --------------------------   ----------------------------
           General Partner                           2%
           Nalco                                    59%
           Exxon                                    39%

         (b) Subsequent to the Commencement Date, in accordance with the
Transfer Agreements:

             (i) Nalco shall transfer or cause to be transferred to the
         Partnership Additional Transferred Nalco Assets which, for the purpose of this Agreement have an aggregate Agreed Value of 20,768,000 and an aggregate Net Agreed Value of $20,768,000 as described in Exhibit C-3 hereto.

             (ii) Exxon shall transfer or cause to be transferred to the
         Partnership the Additional Transferred Exxon Assets which, for the purposes of this Agreement, have an aggregate Agreed Value of
         $21,400,000 and an aggregate Net Agreed Value of $21,400,000 as described in Exhibit C-4 hereto.

             (iii) The Partnership shall assume the Additional Assumed Nalco
         Liabilities and the Additional Assumed Exxon Liabilities and indemnify and hold harmless the Partners from and against such Assumed
         Liabilities.

             (iv) Upon such contributions, the Limited Partners shall receive the following additional Capital Account credits:

                    PARTNER                 CAPITAL ACCOUNT CREDIT
           --------------------------   ----------------------------
           Nalco                                  $20,768,000
           Exxon                                  $21,400,000

             (v) Upon such contributions, the Partnership Interests of the
         Limited Partners shall not be modified.

SECTION 2.3 NET WORTH OF THE GENERAL PARTNER. The General Partner covenants and agrees that so long as it is the General Partner of the Partnership it will maintain net assets (exclusive of its interest in, and notes and receivables from, the Partnership or any other partnership in which it is a general partner), on a net fair market value basis, equal to at least $10 million. Such net assets shall be in the form of (a) cash, (b) cash equivalents, (c)
obligations issued or guaranteed by the United States Government or any agency thereof, or issued by any state of the United States or any political subdivision thereof, (d) commercial paper, (e) certificates of deposit, (f)
bankers acceptances, (g) securities traded on an established market, or (h)
Demand Notes. As of

the date hereof, the General Partner represents and warrants that the value of its net assets as so computed is not less than $10 million.

SECTION 2.4 ADDITIONAL FUNDING; FUTURE ADJUSTMENTS OF PARTNERSHIP INTERESTS.

         (a) Beginning on January 1, 1998, and subject to Exxon providing to
Nalco, at such time, a tax indemnification substantially similar to the form of
Exhibit L hereto, Exxon shall have an option (the "Equalization Option"), exercisable at any time on or before December 31, 1999, to cause the Partnership to redeem part of Nalco's interest in the Partnership in a manner and for an amount described in Exhibit H hereto, such that subsequent to such redemption
Exxon and Nalco shall have equal Partnership Interests. Exxon shall exercise the
Equalization Option by giving written notice to the other Partners. Closing of such redemption shall occur on a date selected by the General Partner within ninety (90) days after the redemption price shall have been determined. Provided that there has been no adjustment in the Partnership Interests of the Partners prior to the exercise of such option, the Partnership Interests of the Partners after the exercise of the Equalization Option shall be:

                    General Partner           2%
                    Nalco                    49%
                    Exxon                    49%

         (b) From time to time, if the General Partner deems it to be advisable that funding or any other type of external financial support be made available to the Partnership by the Partners and the Partners unanimously agree to such increased funding or external financial support, such funding shall be made, or such external financial support shall be made available, by each Partner in the ratio which its Partnership Interest at the time of such funding or such support bears to the aggregate Partnership Interest of all Partners, or disproportionate funding shall be permitted with an adjustment of Partnership Interests for succeeding periods, as determined by the Partners. If, after such external financial support by the Partners is made available by the Partners, the
Partnership Interests of the Partners shall change, the external financial support provided by each Partner shall be increased or reduced, as appropriate, as of the time of such change in Partnership Interests, so that each Partner is providing a percentage of the total such external financial support equal to its revised Partnership Interest. The General Partner shall contribute such funds in an amount necessary to maintain a Partnership Interest of at least 1%.

         (c) If pursuant to Section 5.6 hereof a Funding Limited Partner contributes Additional Funding under circumstances that are determined to have been a Survival Matter and the Funding Limited Partner determines that such
Additional Funding shall be a Capital Contribution, then such Funding Limited
Partner's Partnership Interest shall be increased, effective as of the date such
Additional Funding is made, to a percentage determined by adding to the Funding
Limited Partner's Partnership Interest immediately preceding such increase a percentage, the numerator of which is the amount of such Additional Funding and the denominator is the sum of (A) the aggregate of the Partners' Capital
Accounts immediately

preceding such Additional Funding, as adjusted as provided in paragraph 2.6(d)
and (B) the Additional Funding. The other Partners' Partnership Interests shall then be simultaneously adjusted downward accordingly. The General Partner shall contribute such funds in an amount necessary to maintain a Partnership Interest of at least 1%.

         (d) Any indemnity payment made to the Partnership by Exxon pursuant to the Exxon Transfer Agreement and any indemnity payment made to the Partnership by Nalco pursuant to the Nalco Transfer Agreement shall be treated as a contribution of capital to the Partnership by Exxon or Nalco, respectively;
provided, however, that Exxon's Partnership Interest and Nalco's Partnership
Interest shall not be adjusted by reason of contributions pursuant to this paragraph 2.4(d).

         (e) Exxon shall contribute to the Partnership an amount equal to forty percent (40%) of Partnership Expenses and one hundred percent (100%) of
Unmutualized Expenses attributable to Exxon, and Nalco shall contribute to the
Partnership an amount equal to sixty percent (60%) of Partnership Expenses and one hundred percent (100%) of Unmutualized Expenses attributable to Nalco, within seven (7) days after submission of an invoice by either Limited Partner to the Partnership with respect to any such Partnership Expense or Unmutualized
Expense incurred on or before December 31, 1994; provided, however, that Nalco's
Partnership Interest and Exxon's Partnership Interest shall not be adjusted in respect of contributions pursuant to this paragraph 2.4(e).

         (f) Within thirty days following the close of each calendar quarter, each Transaction Partner shall contribute to the capital of the Partnership the
Agreed Cash Value of the Qualified Compensation Events which inured to the benefit of each respective Transaction Partner; provided, however, that Nalco's
Partnership Interest and Exxon's Partnership Interest shall not be adjusted in respect of contributions pursuant to this paragraph 2.4(f).

         (g) Any adjustment in Partnership Interests shall be effective as of the day of the applicable Capital Contribution. To the extent practicable, any
Capital Contribution shall be made on the first day of a month.

         (h) Nothing in this Agreement shall require any Partner to make any contribution to, or incur any obligation on behalf of, the Partnership, or entitle the Partnership to require any such contribution or incurrence, other than the contributions required pursuant to Section 2.1, Section 2.2, paragraph
2.4(b), paragraphs 2.4(c) through paragraph 2.4(f) and paragraph 5.12(c) hereof;
provided that, in the case of paragraph 2.4(b) hereof, such contribution shall be required only after all of the Partners have first agreed in writing to such contributions.

SECTION 2.5 FUTURE FUNDING. The Partnership shall, to the extent not elsewhere provided in this Agreement, endeavor to generate the funds required for the working capital, capital expenditures and other needs of the Partnership through its own cash flow and borrowing capacity.

SECTION 2.6 CAPITAL ACCOUNTS.

         (a) The Partnership shall establish a separate Capital Account for each
Partner upon formation of the Partnership as set forth in Section 2.1 hereof and shall maintain such Capital Accounts in accordance with the rules of Treasury
Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be (i)
increased by (1) the cash amount or Net Agreed Value of all Capital
Contributions made by such Partner to the Partnership pursuant to this Agreement and (2) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with paragraph 2.6(b) hereof and allocated to such Partner pursuant to Section 3.1 hereof, and (ii) decreased by
(1) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (2) all items of Partnership deduction and loss computed in accordance with paragraph
2.6(b) hereof and allocated to such Partner pursuant to Section 3.1 hereof.

         (b) For purposes of computing the amount of any item of income, gain, deduction or lass to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

             (i) (1) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property.
         Upon an adjustment pursuant to paragraph 2.6(d) hereof to the Carrying
         Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the
         Carrying Value of such property immediately following such adjustment.

                 (1) For any period, depreciation, cost recovery or amortization attributable to the Freeport Facility shall be computed in accordance with Treasury Regulation Section 1.704-3T(d)(2), and shall be the sum of two separate computations. First, an amount of Agreed Value or
         Carrying Value (immediately following any adjustment referred to in the last sentence of clause 2.6(b)(i)(1)) up to that property's tax basis will be depreciated or subject to cost recovery in the same manner and over the same remaining useful life as that property's remaining tax basis. Second, the remaining amount, if any, of Agreed Value or
         Carrying Value, as the case may be, will be depreciated or subject to cost recovery in the same manner and over the same period applicable if the Partnership were to have (x) purchased a like asset for an amount equal to the Book-Tax Disparity attributable to the Freeport Facility on the Commencement Date and (y) placed such asset in service on the
         Commencement Date or the date on

         which the Carrying Value is redetermined, as the case may be.

                 (2) For any period, depreciation, cost recovery or amortization attributable to any Contributed Property other than the Freeport
         Facility shall be an amount that bears the same relationship to the
         Agreed Value (in the case of Contributed Property) or Carrying Value
         (immediately following any adjustment referred to in the last sentence of clause 2.6(b)(i)(1), as the case may be, of such property at the beginning of the period as the federal income tax depreciation, cost recovery or amortization deduction with respect to such property for the period bears to the adjusted basis of such property at the beginning of the period; provided that if such property has a zero adjusted basis, such depreciation, cost recovery or amortization may be determined under any reasonable method selected by the General Partner, subject to the approval of all the Limited Partners.

             (ii) Any income, gain or loss attributable to the taxable
         disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

             (iii) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for the purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 3.1 hereof. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

             (iv) Subject to Treasury Regulation Section 1.704-1(b)(2)(iv)(m),
         the computation of all items of income, gain, deduction and loss shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         (c) A transferee of a Partnership Interest will succeed to the Capital
Account relating to the Partnership Interest transferred. If the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the
Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership
Interest) and deemed recontributed by such Partners and transferees in reconstitution of the Partnership. In such event, the Carrying Values of the
Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to subparagraph 2.6(d)(ii)

hereof (and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership).
The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 2.6.

         (d) (i) Consistent with the provisions of Treasury Regulation Section
         1.704-1(b)(2)(iv)(f), upon the contribution of cash or property in exchange for an increased Partnership Interest, as provided in Section
         2.4 hereof or otherwise, the Capital Accounts of all Partners and the
         Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof)
         upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to such properties (as if such Unrealized Gain or
         Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such issuance, and had been allocated to the Partners at such time pursuant to Section 3.1 hereof). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be determined by agreement of all of the Limited Partners, or, if the Limited Partners are unable to agree, by an independent appraiser selected by agreement of the Limited Partners.

             (i) In addition, in accordance with Treasury Regulation Section
         1.704-1(b)(2)(iv)(f), immediately prior to the actual or deemed distribution of any Partnership cash or property in exchange for an interest in the Partnership, the Capital Accounts of all Partners and
         the Carrying Values of all Partnership properties shall be adjusted
         (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners at such time pursuant to Section 3.1 hereof. Immediately prior to a distribution described herein, the Carrying Values of Partnership properties shall be adjusted to reflect their fair market values, as determined hereunder by the General Partner, subject to the approval of all the
         Limited Partners, and if the Limited Partners are unable to agree, by an independent appraiser, selected by agreement of the Limited
         Partners.

             (ii) Notwithstanding anything to the contrary in this paragraph
         2.6(d), all adjustments pursuant to subparagraphs 2.6(d)(i) or (ii)
         hereof shall be made unless the General Partner reasonably determines that such adjustment is de minimis and therefore is not necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

         (e) The determination of the amount of any liability for purpose of this Section 2.6 (including without limitation, in connection with the computation of Net Agreed Value, Unrealized Gain and Unrealized Loss) shall be made in accordance with Section 752(c) of the Code and any other applicable provisions of the Code and regulations thereunder.

         (f) It is the intention of the Partners that Capital Accounts shall be determined in a manner so that allocations in this Agreement will have, or be deemed to have, substantial economic effect under Section 704(b) of the Code and
Regulations thereunder.

SECTION 2.7 INTEREST. No interest shall be paid by the Partnership on Capital
Contributions or on balances in Partners' Capital Accounts.

SECTION 2.8 GAAP BALANCE SHEET. After the contributions described in Section 2.2 have been made, the consolidated balance sheet of the Partnership for purposes of GAAP shall be substantially as set forth in Exhibit N.

                   ARTICLE III ALLOCATIONS AND DISTRIBUTIONS

SECTION 3.1 ALLOCATIONS.

         (a) The parties have agreed that, for purposes of maintaining the
Capital Accounts and in determining the rights of the Partners among themselves, each item of income, gain, deduction and loss (computed in accordance with paragraph 2.6(b) hereof) shall be allocated to the Partners according to the following table ("PI" refers to such Partner's Partnership Interest at that time):

                                 NALCO           EXXON                 GP
                               --------       ----------             -----
Prior to 1/1/95                PI + 10%        PI-10%                 PI
1/1/95 through 12/31/95        PI + 8%         PI-8%                  PI
1/1/96 through 12/31/96        PI + 6%         PI-6%                  PI
1/1/97 through 12/31/97        PI + 4%         PI-4%                  PI
1/1/98 through 12/31/98        PI + 2%         PI-2%                  PI
After 12/31/98                 PI              PI                     PI

For purposes of determining the items of income, gain, deduction and loss to be allocated under this paragraph 3.1(a), such items of income, gain, deduction or loss shall be determined (i) by excluding the items to be specially allocated pursuant to the provisions of paragraphs 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g),
3.1(h), 3.1(j), 3.1(k), 3.1(1), 3.1(m), 3.1(o), and 3.1(p) and (ii) before making any reallocations of net income pursuant to paragraph 3.1(i).

         (b) After allocating items of income, gain, deduction and loss pursuant to paragraph 3.1(a), for purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the special allocations set forth in paragraph 3.1(c) through and including paragraph 3.1(m), as well as paragraphs 3.1(o) and 3.1(p), shall be given effect.

                                       10

         (c) (i) Each item of deduction, loss or (to the extent permitted) basis attributable to Partnership Expenses paid by the Partnership pursuant to paragraph 6.6(f) hereof shall be specially allocated among the
         Partners in the ratio in which the funds with respect to such expense were contributed pursuant to paragraph 2.4(e) hereof.

             (i) Each item of deduction, loss or (to the extent permitted) basis attributable to an Unmutualized Expense paid by the Partnership pursuant to paragraph 6.6(f) hereof shall be specially allocated to the
         Partner which contributed the funds with respect to such expense pursuant to paragraph 2.4(e) hereof.

             (ii) Each item of deduction, loss or (to the extent permitted)
         basis attributable to expenditures which were actually paid by a contribution pursuant to paragraph 2.4(d) hereof shall be specially allocated to the Partner which contributed such funds; provided, however, that with respect to environmental expenditures for which a
         Limited Partner is required to make only a partial indemnity payment to the Partnership pursuant to Section 9.3.3 of the Exxon Transfer
         Agreement or the Nalco Transfer Agreement, each item of deduction or loss, or (to the extent permitted) basis relating to that part of those expenditures not so reimbursed by a Limited Partner shall be specially allocated to the New Substituted Partner, and the Surplus Cash
         otherwise distributable to such New Substituted Partner shall be reduced by an equal amount.

         (d) In the event that any adjustment (including any correlative adjustments) of income, gain, loss, deduction or credit under Section 482 of the
Code (or other analogous Code provision) is required in respect of any actual or deemed transaction between a Partner and the Partnership, or if any transaction is recharacterized as a partnership item, such adjustment (including all related adjustments and deemed contributions and distributions) shall be specially allocated to the Partner which entered into the transaction to which such adjustment relates.

         (e) If any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section
1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) for
any Fiscal Year or other taxable period, items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by such regulations, any
Adjusted Capital Account Deficit created for such Fiscal Year or other taxable period by such adjustments, allocations or distributions as quickly as possible;
provided that an allocation pursuant to this paragraph 3.1(e) shall be made only if and to the extent that such Limited Partners would have an Adjusted Capital
Account Deficit for such Fiscal Year or other taxable period after all other allocations provided for in this Section 3.1 have been tentatively made for such
Fiscal Year or other taxable period and as if this paragraph 3.1(e) were not in this Agreement. This paragraph 3.1(e) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section
1.704-1(b)(2)(ii)(d).

                                       11

         (f) (i) Notwithstanding anything to the contrary in this Agreement, and except as provided in Treasury Regulation Section 1.704-2(f)(2) through
         (5), if there is a net decrease in Partnership minimum gain during a
         Fiscal Year or other taxable period, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year or other taxable period (and, if necessary, for each subsequent Fiscal
         Year or other taxable period) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in
         Partnership minimum gain during such Fiscal Year or other taxable period, such share being determined in accordance with Treasury
         Regulation Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and
         1.704-2(j)(2)(i). For purposes of this paragraph 3.1(f), "minimum gain"
         shall be determined in accordance with the principles of Treasury
         Regulation Section 1.704-2(d). Further, allocation of income or gain required hereunder shall be effected prior to the application of any other allocation pursuant to this Section 3.1 with respect to such
         Fiscal Year or other taxable period other than an allocation pursuant to paragraphs 3.1(h) and 3.1(m). This paragraph 3.1(f) is intended to constitute a "minimum gain chargeback" within the meaning of Treasury
         Regulation Section 1.704-2(f).

             (i) Notwithstanding the other provisions of this Section 3.1 (other than subparagraph 3.1(f)(i)), and, except as provided in Treasury
         Regulation Section 1.704-2(i)(4), if there is a net decrease in Minimum
         Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to such Partner Nonrecourse Debt at the beginning of such Fiscal Year or other taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in the Minimum Gain Attributable to such
         Partner Nonrecourse Debt, such share being determined in accordance with Treasury Regulation Section 1.704-2(i)(4). The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Section 1.704-2(j)(2)(ii). Further
         for purposes of this subparagraph 3.1(f)(ii), the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this subparagraph 3.1(f)(ii), other than subparagraph 3.1(f)(i), with respect to such taxable period.
         This subparagraph 3.1(f)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section
         1.704-2(i)(4) and shall be interpreted consistently therewith.

         (g) No allocation of loss or items thereof shall be made to any Limited
Partner to the extent such allocation would create or increase an Adjusted
Capital Account Deficit of such Limited Partner. Any losses or items thereof that cannot be allocated to any Limited Partner by reason of the prior sentence
(the "Excess Loss") shall, subject to the prior sentence, be allocated to the other Partners in proportion to such other Partners' remaining Partnership
Interests. Any Excess Loss which cannot be allocated pursuant to the preceding provisions of this paragraph 3.1(g) shall be allocated to the General Partner.

                                       12

         (h) Nonrecourse Deductions, for any taxable period, shall be allocated to the Partners in accordance with their respective Partnership Interests. If the Partners mutually agree and determine in their good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Partners shall revise the prescribed ratios to the numerically closest ratios that do satisfy such requirements.

         (i) Each Partner shall be specially allocated an amount of income
(positive or negative, as the case may be) equal to its Net Preferred Allocation
Amount. The negative Net Preferred Allocation Amount to be allocated to any
Partner in any Fiscal Year of the Partnership cannot exceed the net income allocated to such Partner before the allocation of such negative Net Preferred
Allocation Amount. To the extent that the negative Net Preferred Allocation
Amount exceeds such net income, such excess negative Net Preferred Allocation
Amount and the corresponding positive Net Preferred Allocation Amount shall carry over with an escalation factor to the next succeeding Fiscal Year or other taxable period and shall be taken into account in calculating the Net Preferred
Allocation Amount under Exhibit K for such succeeding Fiscal Year or other taxable period. For purposes of this paragraph 3.1(i), the escalation factor referred to in the preceding sentence shall be determined for each Fiscal Year or other taxable period by mutual agreement of the Partners.

         (j) All gains and losses resulting from all extraordinary transactions or events during the Pre-Withdrawal Period shall be specially allocated to the
Limited Partner not being redeemed, and to the extent that the losses so allocated would exceed such Limited Partner's Capital Account, such excess shall be specially allocated to the General Partner.

         (k) All Partnership losses attributable to Partnership contracts or transactions with one or more Partners and resulting from such Partners not meeting their financial or other obligations to the Partnership shall be specially allocated to the Partners which defaulted on their obligations to the
Partnership. Any income or gain relating to a recovery from such defaulting
Partner shall be specially allocated to such defaulting Partner.

         (l) All income from any Transferred Entity which is classified as a dividend for federal income tax purposes and which relates to the earnings and profits accrued by such Transferred Entity prior to its Contribution Date, as well as all related foreign tax credits, shall be specially allocated to the
Limited Partner which contributed or otherwise transferred such Transferred
Entity to the Partnership. Upon a sale of substantially all of the assets of the
Partnership, or upon an event which causes a redetermination of Carrying Value pursuant to paragraph 2.6(d) hereof, gain shall be first allocated to the noncontributing Limited Partner in an amount equal to the amount previously allocated to the contributing Limited Partner pursuant to this paragraph 3.(l).

         (m) Partner Nonrecourse Deductions for any Fiscal Year or other taxable period shall be allocated 100% to the Partner that bears the Economic Risk of
Loss with respect to the Partner Nonrecourse Debt to which such Partner
Nonrecourse Deductions are attributable to the extent

                                       13

required by Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such
Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such
Economic Risk of Loss.

         (n) For purposes of Treasury Regulation Section 1.752-3(a)(3), the
Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of
Nonrecourse Built-in Gain shall be allocated to the Partners in accordance with their respective Partnership Interests.

         (o) All items of income, gain, deduction, loss, credit and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section
743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the
Partners in accordance with their respective Percentage Interests in the event
Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section
1.704-1(b)(2)(iv)(m)(4) applies.

         (p) In the case of the redemption of the Partnership Interest of a
Partner pursuant to Paragraph 5.4(a) hereof, the gain or loss with respect to the assets and liabilities of the Partnership, as valued pursuant to Paragraph
5.4(a) and Exhibit I, shall be allocated (including for purpose of Paragraph
2.6(d) to create a positive balance in the Capital Account of the Partner being redeemed equal to the amount to be received by such Partner in redemption of its
Partnership Interest.

         (q) Each item of Partnership income, gain, deduction, loss and credit attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners as of the opening of business on the first day of the month in which the transfer is recognized by the Partnership; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Partners as of the opening of business on the day of the month in which the substantial disposition of assets occurs.

                                       14

SECTION 3.2 ALLOCATIONS FOR TAX PURPOSES.

         (a) For federal income tax purposes, and except as otherwise provided in this Section 3.2, the allocations provided in Section 3.1 shall be applicable.

         (b) Pursuant to Section 704(c) of the Code and in an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or
Adjusted Property, items of income, gain, loss, depreciation and cost recovery and amortization deductions shall be allocated solely for federal income tax purposes among the Partners as follows:

             (i) (1) In the case of a Contributed Property, other than the
         Freeport Facility, items of income, gain, loss or deduction attributable thereto shall be allocated under Treasury Regulations
         Section 1.704-3(b)(1), using the traditional method without curative allocations, and any items of Residual Gain or Residual Loss attributable to any Contributed Property shall be allocated among the
         Partners in accordance with Section 3.1(a).

             (ii) In the case of the Freeport Facility, items of income, gain, loss or deduction attributable thereto shall first be allocated under
         Treasury Regulation Section 1.704-3(b)(1). To the extent that the ceiling rule (as defined in Treasury Regulation Section 1.704-3(b)(1))
         results in an allocation to a Noncontributing Partner for Capital
         Account purposes different from the corresponding tax allocation, and consistent with Treasury Regulation Section 1.704-3T(d)(1) and (3), a remedial allocation of income, gain, loss or deduction shall be made to such Noncontributing Partner equal to the full amount of said difference, and a simultaneous offsetting remedial allocation of deduction, loss, gain or income shall be made to the Contributing
         Partner.

             (iii) In the case of an Adjusted Property, such items attributable thereto shall be allocated among the Partners generally consistent with the principles of subparagraph 3.2(b)(i) hereof in the case of all property other than the Freeport Facility, and subparagraph 3.2
         (b)(ii), in the case of the Freeport Facility. In the event such
         Adjusted Property was originally a Contributed Property, allocations under this paragraph 3.2(b) shall be made sequentially to eliminate (1)
         the Book-Tax Disparity relating to the change in Carrying Values following the events described in subparagraphs 2.6(d)(i) and (ii)
         hereof and (2) the remaining Book-Tax Disparity (if any) created at the time such property was contributed to the Partnership.

         (c) It is intended that the allocations prescribed in this Section 3.2 constitute allocations for federal income tax purposes that are consistent with
Section 704 of the Code and comply with any limitations or restrictions therein.
The General Partner, acting upon the advice of counsel, shall have sole and complete discretion to adopt such conventions as it deems necessary or appropriate in determining the amount of depreciation, cost recovery and amortization deductions.

                                       15

SECTION 3.3 DISTRIBUTIONS AND LOANS.

         (a) General. Periodically, the General Partner shall determine the amount of Surplus Cash, and, subject to (x) the maximum amount of cash to which any Partner is entitled for any Fiscal Year or other taxable period pursuant to subparagraph 3.3(a)(i) and 3.3(a)(ii) and (y) the provisions of paragraph
3.3(b), the General Partner shall use reasonable methods to cause the
Partnership to distribute cash sufficient to enable the Partners to pay income tax liabilities attributable to their allocable shares of the Partnership's taxable income. All Surplus Cash of the Partnership, to the extent distributed among or loaned to the Partners, shall be distributed or loaned in the following order:

             (i) First, Surplus Cash shall be distributed or loaned in an amount equal to the total GAAP Earnings of the Partnership. The GAAP Earnings of each Earnings Year shall be distributed among or loaned to the
         Partners under this subparagraph 3.3(a)(i) sequentially, on a FIFO basis, and using the Applicable Distribution Split for each such
         Earnings Year, until the aggregate amount distributed or loaned under this subparagraph 3.3(a)(i) in the current Distribution Year and all prior Distribution Years equals the aggregate GAAP Earnings of the
         Partnership for all Earnings Years including the current Fiscal Year or other taxable period; provided that if a Partner is allocated a GAAP
         Loss for any Earnings Year, such GAAP Loss shall (x) first, be carried back and set off, on a LIFO basis, against such Partner's allocated
         GAAP Earnings from prior Earnings Years, not yet distributed or loaned on the date of such carryback, and (y) second, to the extent such allocated GAAP Loss were to exceed a Partner's not distributed or loaned prior GAAP Earnings, the remaining net GAAP Loss will be carried forward and shall reduce such Partner's allocable share of the GAAP
         Earnings of the next succeeding Earnings Year(s), determined by using the Applicable Distribution Split for such succeeding Earnings Year(s), until such loss carryforward shall have been fully offset.

             (ii) Then, Surplus Cash arising in any Distribution Year which is in excess of all distributions or loans required to be made under the preceding subparagraph 3.3(a)(i) for the current Earnings Year and all preceding Earnings Years shall be distributed among or loaned to the
         Partners, as the case may be, in the ratio of their respective
         Partnership Interests for the Distribution Year in which such excess
         Surplus Cash arose.

         (b) Loans.

             (i) Notwithstanding anything to the contrary in this Section 3.3, the Partnership shall loan all Surplus Cash to the Partners until the earlier of (x) June 30, 2001 (which date may be extended by the Board of Directors of the General Partner (the "Board")) or (y) the date on which the aggregate balance of all loans made by the Partnership to all
         Partners shall have reached two hundred million dollars ($200,000,000)
         (the "Loan Cessation Date"). A Partner entitled to borrow from the
         Partnership under this paragraph 3.3(b) may assign its right to borrow to any Affiliate (the borrowing

                                       16

         Partner or Affiliate hereinafter collectively referred to as the
         "Borrower") all of whose common stock is owned, directly or indirectly, by such Partner, provided such Borrower is approved by the Board.

             (ii) Such loans will be evidenced by interest-bearing promissory notes, with grids attached showing the principal amount outstanding at any particular time (the "Notes").

             (iii) Any Borrower shall have the right not to accept its pro rata loan amount; in such case, such Surplus Cash which otherwise would have been loaned to such Borrower will be invested by the Partnership in a diversified, high-grade commercial paper portfolio. For purposes of subparagraph 3.3(a)(i) all Surplus Cash retained by the Partnership pursuant to this subparagraph 3.3(b)(iii) shall be treated as loaned to such Borrower.

             (iv) Each Partner will pledge its interest in the Partnership and the General Partner, as security for the satisfaction of its obligations under its Note. to the extent that such Note is an obligation of an Affiliate of the Partner, such Partner will provide its interest in the Partnership and the General Partner as collateral for the Note given by such Affiliate.

             (v) In the event such loans mature or are otherwise called by the
         Partnership, each Partner shall have an automatic right to a cash distribution in an amount equal to the loan principal repaid by such
         Partner, in addition to any other distribution rights under this
         Section 3.3, unless such repaid principal (u) is utilized to finance an extraordinary Partnership transaction or event, or (v) is necessary to fund a Partnership loss; provided, however, that such distribution to each Partner shall not exceed the Capital Account balance of each respective Partner on the date of such distribution. To the extent that clause (u) or (v) of the preceding sentence applies, any remaining amounts to be distributed among the Partners pursuant to this subparagraph 3.3(b)(v) will be distributed among the Partners in the ratio that the amount of the Loans repaid by each Partner bears to the total amount of Loans repaid by all Partners, and notwithstanding any other provision of this section 3.3, the Partners then shall be entitled to distributions of first available Surplus Cash in the amount equal to the amount by which distributions were previously reduced by operation of such clauses (u) and (v) and in the same ratio.

             (vi) In the event that (x) Loans of a Limited Partner are repaid and are followed by a distribution to such Partner pursuant to subparagraph 3.3(b)(v), and (y) the other Limited Partner had not borrowed all or part of its share of Surplus Cash pursuant to subparagraph 3.3(b)(iii) then such other Limited Partner shall receive a cash distribution from the Partnership in an amount equal to a percentage of its total entitlement of Surplus Cash invested by the
         Partnership in securities pursuant to either subparagraph 3.3(b)(iii)
         equal to the percentage of the amount of the Loans of the first

                                       17

         Limited Partner the proceeds of which were distributed to the latter pursuant to subparagraph 3.3(b)(v).

             (vii) The Loans shall mature on June 30, 2001, provided, that all
         Loans to a Partner shall be called and repaid in full no later than the date on which such Partner ceases to be a Partner.

             (viii) Further details regarding the terms of such loans are set forth in Exhibit J hereto.

         (c) Notwithstanding the foregoing, in the case of a sale or other disposition of all or substantially all of the assets of the Partnership, the net proceeds therefrom and any other assets (including cash) of the Partnership shall be applied and distributed as provided in Section 5.12 hereof.

         (d) Any payments described in Sections 707(a) and (c) of the Code shall not be deemed distributions for purposes of this Agreement.

         (e) Notwithstanding any of the foregoing, the Surplus Cash otherwise distributable to a Partner shall be reduced to the extent provided in subparagraph 3.1(c)(iii).

          ARTICLE IV RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

SECTION 4.1 MANAGEMENT AND CONTROL OF PARTNERSHIP.

         (a) The General Partner shall have the exclusive right, subject to the provisions of this Agreement, to manage and control the business and affairs of the Partnership. Except as otherwise specifically provided herein, the General
Partner shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the
Partnership, and shall possess and may enjoy and exercise all of the rights and powers of a general partner as provided in and under the Act.

         (b) Without limitation of the generality of the provisions of paragraph
4.1(a) hereof, the General Partner shall have the authority, for and on behalf of the Partnership, to execute and deliver the Transfer Agreements and any other agreements and instruments to be executed by the Partnership on or after the
Commencement Date, to form and capitalize subsidiaries, and to take any and all actions necessary or advisable relating thereto, and thereby in all respects to bind the Partnership.

         (c) No Limited Partner shall participate in the control or management of the business or affairs of the Partnership, except as permitted by law. The
Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this

                                       18

Agreement. The Limited Partners shall not have any authority or right to act for or bind the Partnership.

         (d) The General Partner shall be entitled to cause its officers and any employees of the General Partner or the Partnership to perform services for the
Partnership. The persons set forth in Exhibit E attached hereto and made a part hereof shall initially serve as Senior Staff in the offices of the General
Partner and the Partnership set forth opposite their name.

SECTION 4.2 ACTION BY GENERAL PARTNER. Except as may be expressly limited by the provisions of this Agreement, the General Partner is specifically authorized, as appropriate, to execute, sign, seal and deliver in the name and on behalf of the
Partnership any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Partnership.

SECTION 4.3 SEGREGATION OF FUNDS. Partnership funds shall be kept exclusively in one or more bank accounts in the Partnership's name, which accounts shall designate the Partnership as the sole beneficiary thereof. No funds of the
General Partner or any of its Affiliates shall be kept in such accounts. Funds shall be withdrawn from the Partnership's accounts exclusively for Partnership purposes.

SECTION 4.4 DEVOTION OF TIME; COMPENSATION. The General Partner shall devote to the affairs of the Partnership such time as shall be required for the proper performance of the General Partner's duties. The General Partner shall not engage in any other activities or assume any involvement or acquire any interest in any entity other than the Partnership, except as may be approved by the
Board. The General Partner shall be entitled to receive reasonable compensation from the Partnership for services provided thereto and reimbursement for reasonable third party and its own expenses.

SECTION 4.5 LIMITED PARTNER CONSENTS. Notwithstanding anything herein contained to the contrary, the General Partner shall not take, or suffer or permit to be taken, on behalf of the Partnership any of the actions that are specifically enumerated below without the prior approval of all of the Limited Partners in writing:

         (a) The amendment of this Agreement or the approval or disapproval of any amendments hereto;

         (b) The approval of an auditor;

         (c) The termination or extension of the term of the Partnership;

         (d) The admission of new Limited Partners to the Partnership, except the admission of substitute Limited Partners;

         (e) The admission of additional General Partners to the Partnership;

                                       19

         (f) The issuance of any Partnership Interests except as specifically provided in this Agreement;

         (g) The investment of Partnership assets in or entry into a commercial venture with any entity in which the General Partner or any Limited Partner or any of their respective Affiliates is an equity investor or a creditor, except as permitted by the By-laws of the General Partner;

         (h) The incurrence of any indebtedness for borrowed money by the
Partnership which by the terms of any note, agreement or other instrument evidencing such indebtedness does not expressly state that it is non-recourse to any Partner;

         (i) The merger or consolidation of the Partnership;

         (j) The sale, lease or exchange by the Partnership of, or the mortgaging or pledging by the Partnership of, assets constituting more than twenty percent (20%) of the Partnership's then gross assets, in each case in any single transaction or in a series of related transactions and other than in the ordinary course of business;

         (k) The imposition of any personal liability on any Limited Partner with respect to the business and affairs of the Partnership or any obligations of the Partnership; or

         (l) Any other action which pursuant to this Agreement requires the approval of all of the Partners therefor.

SECTION 4.6 REMOVAL OF GENERAL PARTNER. The General Partner may be removed only upon the unanimous vote of the Limited Partners.

SECTION 4.7 ENFORCEMENT OF OBLIGATIONS/NON-INTERFERENCE BY PARTNERS-IN-INTEREST.
Unless the Limited Partners unanimously and specifically direct to the contrary, the General Partner shall have the power and shall be required to enforce all obligations of the Partners to the Partnership and shall seek appropriate redress for the Partnership with respect to the breach of any representation, warranty or covenant of any Partner to the Partnership.

SECTION 4.8 LEGAL AND REGULATORY COMPLIANCE. It shall be the policy of the
Partnership, and the Partnership shall cause its U.S. and non-U.S. subsidiaries, to establish and comply with high ethical standards and social responsibility policies and practices, including those in the areas of conflicts of interest, equal opportunity, environmental protection, health and safety, product quality, business ethics, political contributions, adherence to proper accounting practices, and other business policies and practices.

                                       20

                  ARTICLE V TRANSFER RESTRICTIONS; TERMINATION

SECTION 5.1 GENERAL RESTRICTION.

         (a) Except as otherwise provided in this Article V, no Partner shall, without the prior written consent of the General Partner, Transfer all or any part of its interest in the Partnership or this Agreement, including, without limitation, any assignment which entitles the assignee to share in profits and losses, to receive distributions or to receive allocations of income, gain, deduction, loss or credits to which a Partner is entitled.

         (b) It is the general intention of the Partners in this Article V to restrict substantially the ability of any Partner to Transfer its Partnership
Interest.

         (c) Except with the prior written approval of both Limited Partners, the General Partner may not voluntarily withdraw as the General Partner or
Transfer all or any part of its Partnership Interest.

SECTION 5.2 EQUITABLE RELIEF. Each of the Partners agrees that its respective
Partnership Interest is unique, that a failure by any Partner to perform its obligations under this Article V will result in irreparable harm for which neither damages nor any other remedy at law will be adequate, and that specific performance of such obligations may be obtained by a suit in equity.

SECTION 5.3 NO VOLUNTARY TERMINATION. Except as provided herein, no Partner shall have the right voluntarily to dissolve or terminate the Partnership at any time. Each Partner hereby waives any right under the laws of the State of
Delaware to apply for judicial dissolution. The only right of a Partner unilaterally to withdraw from the Partnership shall be in accordance with this
Article V.

SECTION 5.4 WITHDRAWAL.

         (a) Timing; Mechanism. At any time after December 31, 1999, either
Limited Partner by written notice to the other Partners may require that its
Limited Partnership Interest be redeemed by the Partnership, with the redemption price to be an amount which will be determined either (i) by agreement of the
Partners, or (ii) an amount equal to the value to be determined by Binding
Appraisal (as defined below). Any such notice shall be irrevocable. Closing of the redemption shall occur on a date selected by the remaining Limited Partner falling (x) within ninety (90) days following the date the redemption price is determined, if the remaining Limited Partner does not wish to avoid having the
Partnership's financial results consolidated with such remaining Limited
Partners' financial results for financial reporting purposes; or (y) otherwise, within eighteen (18) months of the date the Limited Partner wishing to have its interest redeemed gave written notice of such intention to the other Partners.
Any Loans to the withdrawing Partner shall be called and repaid in full no later than the date on which the closing of the redemption shall occur. "Binding
Appraisal" shall mean the process

                                       21

whereby a price is determined for application in the Withdrawal Procedure, as set forth in Exhibit I hereto.

         (b) Operating Risk/Benefit. During the Pre-Withdrawal Period the
Partner to be redeemed shall continue to have the right to receive distributions under Section 3.3 hereof, which will continue to be made on the same bases as previously used, and the other rights, and continue to be subject to the obligations, of a Limited Partner hereunder, provided that the Partner to be redeemed shall (i) have no obligation to make further Capital Contributions to the Partnership and (ii) not be entitled to any distributions arising from extraordinary transactions by the Partnership.

         (c) Simultaneous Election by Both Limited Partners. If, within 30 days after the Partnership receives written notice from one Limited Partner of its intention to withdraw, the other Limited Partner also gives written notice to the Partnership of its intention to withdraw, then, the Withdrawal Procedure shall not apply, and the Partners shall cooperate with one another in the sale of the Partnership or its assets.

SECTION 5.5 SALES TO THIRD PARTIES. At any time on or after January 1, 2000, if a third party, with sufficient financial resources (an "Acquiror") and which is not a Partner and in which the Offeror (as hereinafter defined) did not and does not have any direct or indirect beneficial ownership interest and does not control, has offered to purchase from a Limited Partner all of such Limited
Partner's Limited Partnership Interest and, as hereinafter provided, all of the
Limited Partnership Interest of the Offeree (as hereinafter defined), in a bona fide, arm's-length transaction, not subject to material contingencies and if such Limited Partner desires to accept such offer, such Limited Partner (the
"Offeror") shall give written notice to the other Limited Partner (the
"Offeree") and to the General Partner of a desire to so dispose of its Limited
Partnership Interest, which proposed disposition is subject to the following provisions:

         (a) The Offeror shall first offer to the Offeree the following options:
(A) to buy the Offeror's Limited Partnership Interest from the Offeror at the same price and upon the same terms and conditions as (or, if any such terms and conditions cannot be duplicated, on terms and conditions financially equivalent
to) those the Offeror has been offered by, and is willing to accept from, the
Acquiror, and (B) to sell all, but not less than all, of the Offeree's Limited
Partnership Interest to the Acquiror at an Equivalent Price and on the same terms and conditions as the offer which the Offeror has received from the
Acquiror.

         (b) The offer by the Offeror to the Offeree shall (A) disclose all the details pertaining to any such proposed transaction with the Acquiror, including the price, terms and conditions and the name and address of the Acquiror to whom the Offeror is prepared to sell the Offeror's Limited Partnership Interest and
(B) state that the Acquiror has agreed, for the benefit of the Offeree, to purchase all of the Offeree's Limited Partnership Interest at an Equivalent
Price (the amount of which shall be stated) and on the same terms and conditions as are to be received by the Offeror. If the Offeree elects to exercise its right to purchase the Offeror's Limited Partnership Interest, it shall give written notice thereof to the Offeror and the General Partner

                                       22

within sixty (60) days after receipt of such offer from the Offeror (with all required information) and the purchase of such Limited Partnership Interest shall be closed at the general offices of the Partnership (or at any other mutually agreeable place) within ninety (90) days after the Offeree's notice of such election to the Offeror and any necessary governmental reviews, consents or approvals have occurred (or at any other mutually agreeable time).

         (c) If the Offeree elects to participate in such sale by selling all its Limited Partnership Interest to the Acquiror, it shall give written notice thereof to the Offeror, the General Partner and the Acquiror within sixty (60)
days after receipt of such offer from the Offeror (with all required information), in which case the Offeror shall not sell its Limited Partnership
Interest to the Acquiror unless the Acquiror shall purchase all of the Offeree's
Limited Partnership Interest at the same time and at the Equivalent Price and on the same terms and conditions as the Offeror's Limited Partnership Interest is purchased. Even if the Offeree does not elect to participate in such sale, it shall give written notice of the receipt of such offer to the Offeror and the
Partnership within sixty (60) days after receipt of the offer.

         (d) If, within sixty (60) days after giving the notice to the General
Partner required in the first paragraph of Section 5.5, the General Partner shall not have granted its approval of the sale to the Acquiror of the Limited
Partnership Interest of the Offeror and, if applicable, the Offeree, then the sale shall not occur, and within thirty days thereafter, the Offeror may invoke the Withdrawal Procedure, at the price offered by the Acquiror; provided, that the Offeror may not invoke the Withdrawal Procedure if the failure of the
General Partner to grant such approval was due to the failure of the Offeror's nominees on the Board to consent to such sale.

         (e) Any Transfer of a Limited Partnership Interest to an Acquiror,
another Limited Partner or any other Person (except a Transfer pursuant to the
Withdrawal Procedure) shall be subject to the approval of the General Partner, which the General Partner may grant or withhold in its sole and absolute discretion.

         (f) If the General Partner shall approve the sale to the Acquiror, then the sale of the Limited Partnership Interest of the Offeror, or the Offeror and
the Offeree, as the case may be, may be consummated; provided, however, that such sale or sales are closed within ninety (90) days after the expiration of the sixty (60) day period referred to in paragraph 5.5(c) hereof, at a price and upon terms and conditions not more favorable, in any material respect, to the
Acquiror or to the Offeror than those which were first disclosed to the Offeree;
and provided further that the Acquiror agrees to be bound by the terms of this
Agreement and represents that its acquisition of the Limited Partnership
Interest is for its own account and for investment and not for purposes of distribution.

         (g) At or prior to the consummation of any such sale to the Acquiror, the Offeror shall furnish to the Offeree and to the Partnership (A) if the
Offeree shall not have participated in such sale, an agreement of the Acquiror agreeing to be bound by the terms of this Agreement and acknowledging that the
Acquiror shall be bound by, and entitled to the benefits of, this Agreement, and
(B) whether or not the Offeree shall have participated in such sale, an affidavit

                                       23

of the Offeror setting forth: the name and address of the Acquiror to whom any
Limited Partnership Interest was sold; the price and terms and conditions upon which such Limited Partnership Interest was sold; and a statement that the
Offeror did not and does not have a direct or indirect beneficial ownership interest in, and does not control, the Acquiror. The Acquiror shall not become a
Partner until the Acquiror shall have complied with all of the provisions of this Section 5.5.

         (h) Notwithstanding anything in this Article V to the contrary, if any
Limited Partner is permitted to sell its Partnership Interest to an Acquiror, and the Acquiror, either directly or through an Affiliate, distributes, designs, manufactures, markets, sells or otherwise deals in products or provides services within the Field of Operations, the Acquiror shall be denied access to the operations of the Partnership and information related thereto until it shall have entered into an agreement with the Partnership pursuant to which the
Acquiror becomes bound to the same extent as the Limited Partner selling its
Limited Partnership Interest is bound by the terms and conditions of the applicable Closing Documents regarding confidentiality; provided, however, that in no event shall the Acquiror have any right of access to the books, records or assets of the Partnership relating to the Proprietary Information or the
Transferee/Nalco Proprietary Information, as such terms are defined in the Nalco
Transfer Agreement, without first obtaining Nalco's written consent to such access, or to the Proprietary Information or the Transferee/Exxon Proprietary
Information, as such terms are defined in the Exxon Transfer Agreement, without first obtaining Exxon's written consent to such access. If the Acquiror and the
Partnership are unable to reach agreement on the terms of such agreement, the matter will be resolved in accordance with the provisions of Section 6.16 hereof.

         (i) Notwithstanding any other term of this Agreement to the contrary, no Limited Partner may transfer an interest in the Partnership without the written consent of all other Partners if such transfer would result in the
Partnership being treated as having been terminated within the meaning of
Section 708(b)(1)(B) of the Code, provided that the foregoing restriction shall not apply to the simultaneous sale or exchange of all the Partnership Interests owned by each of Nalco and Exxon. In the event the Offeror desires to sell its
Partnership Interest to an Acquiror as contemplated in this Section 5.5, and such sale would result in the Partnership being treated as terminated as described in the preceding sentence, then the Offeror, the Acquiror and the
Offeree shall enter into a reasonable arrangement whereby the Offeror sells its
Partnership Interest to the Acquiror (on terms otherwise consistent with those provided in this Section 5.5) in two installments over a period in excess of 12 months such that no such termination will arise.

SECTION 5.6 ADDITIONAL FUNDING; DEADLOCK; WITHDRAWAL OF A LIMITED PARTNER.

         (a) If (i) a Limited Partner comes to the good faith conclusion that a
Survival Matter exists and that additional funding ("Additional Funding") is required to insure the survival of the Partnership, and such Limited Partner so notifies the General Partner and the other Limited Partner, and (ii) within 10 days after the date of such notice, the General Partner does not consent to a call for capital contributions which are necessary to address such Survival
Matter (provided such consent by the General Partner is not withheld due to the failure of such Limited Partner's

                                       24

nominees on the Board to consent to such call), or the other Limited Partner fails to contribute its pro rata portion of capital contributions called for by the General Partner within 30 days after such call, then such Limited Palmer
(the "Funding Limited Partner") that has come to such conclusion may unilaterally provide such funding and invoke the provisions of Section 6.16 hereof to determine whether the matter is a Survival Matter.

         (b) For purposes of this Section 5.6, there shall be a "Survival
Matter" only if the Partnership has insufficient funds (i) to meet its obligations as and when they become due, (ii) to maintain its existing properties in working order, (iii) to meet the costs of its annual operating budget (excluding capital expenditures) as approved by the General Partner, or
(iv) to meet the costs of its annual capital expenditures budget approved by the
General Partner and, in each case, if such funds are not available on reasonable terms and conditions from third parties.

         (c) If pursuant to the provisions of Section 6.16 hereof, it is determined that the Additional Funding was made in response to a Survival
Matter, then the Partnership shall, at the direction of the Funding Limited
Partner, cause the Additional Funding to be reflected, as of the date on which such Additional Funding was made, as (A) a Capital Contribution for which the adjustment provided in paragraph 2.4(c) shall be made, or (B) a loan on terms and conditions which are equivalent to the terms and conditions that otherwise would be required by a third party institutional lender, taking into account the circumstances of the Partnership at such time. Additionally, after electing (A)
or (B), above, the Funding Limited Partner may, at its sole discretion, continue as a Limited Partner in the Partnership pursuant to the terms of this Agreement, initiate a Withdrawal Procedure or cause the Partnership to be dissolved and wound-up pursuant to Sections 5.7 and 5.12 hereof.

         (d) If pursuant to the provisions of Section 6.16 hereof, it is determined that a Survival Matter was not involved, then the Partnership and the
Funding Partner shall treat the Additional Funding as a term loan, on terms and conditions which would otherwise be available to a credit-worthy party from a third party institutional lender.

SECTION 5.7 DISSOLUTION. The Partnership shall be dissolved upon (i) the expiration of the term set forth in Section 1.2 hereof; (ii) the unanimous decision of the Partners to dissolve (including the decision to sell the assets of the Partnership if both Limited Partners elect to withdraw pursuant to paragraph 5.4(c); (iii) the removal or withdrawal of the General Partner, except as specified in Section 5.10 hereof; (iv) the occurrence, at any time after
December 31, 1999, of a Substantial Event; (v) at the option of the Offeror, the failure of the General Partner to consent to a proposed bona fide transfer of a
Limited Partnership Interest and such Offeror's shares in the General Partner, on or after January 1, 2000; (vi) upon the action of a Limited Partner to dissolve pursuant to paragraph 5.6(c) hereof; (vii) the issuance of a
Governmental Action; or (viii) the occurrence of any other event causing dissolution of the Partnership under the laws of the State of Delaware.

                                       25

SECTION 5.8 BANKRUPTCY OF A LIMITED PARTNER. The occurrence of an Insolvency
Event with respect to a Limited Partner shall not cause a dissolution of the
Partnership if the other Partners elect to continue the Partnership as provided in Section 5.9 hereof.

SECTION 5.9 REMEDIES UPON INSOLVENCY EVENT. If any Insolvency Event involving a
Limited Partner shall have occurred, the other Partners may (but are not required to) operate the Business and properties of the Partnership for their own account and risk for a reasonable period of time until such time as the other Partners determine to (a) liquidate the Business and properties of the
Partnership; (b) cause the Partnership to redeem the Partnership Interest and
Capital Account of the insolvent Partner at a price equal to the fair market value thereof; (c) purchase the Partnership Interest and Capital Account of the insolvent Partner at a price equal to the fair market value thereof as of the date of such determination; or (d) locate a third party to acquire the
Partnership Interest and Capital Account of the insolvent Partner at a price equal to the fair market value thereof.

SECTION 5.10 REMEDIES UPON INSOLVENCY, WITHDRAWAL OR REMOVAL OF GENERAL PARTNER.

         (a) Upon the withdrawal or removal of the General Partner or the occurrence of an Insolvency Event involving the General Partner, the Partnership shall not be dissolved and the Business of the Partnership shall be continued
if, at any time before the end of the ninetieth (90th) day following the effective date of such withdrawal or removal or insolvency, the remaining
Partners unanimously appoint in writing a successor General Partner. Any such
Person so appointed shall be admitted to the Partnership as the successor
General Partner, and the relationship between the Partners shall be governed by the terms of this Agreement, upon the filing within such ninety (90) day period of any amendment to the Certificate necessary to reflect such Person's admission as the successor General Partner in accordance with the Act. Any such appointment shall be deemed to be effective as of the effective date of the withdrawal or removal or insolvency of the former General Partner.

         (b) The General Partner, upon the voluntary or involuntary withdrawal of the General Partner, shall notify each Limited Partner of its withdrawal, and, upon any such withdrawal or its removal as the General Partner hereunder, it shall execute and file such amendment to the Certificate as may be required by the Act to effect such withdrawal or removal as of the date of filing.

         (c) In the event of a continuation of the Partnership hereunder upon the withdrawal or removal or insolvency of the General Partner, there shall automatically be assigned and transferred to the successor General Partner such portion or portions of the withdrawn or removed or insolvent General Partner's
Partnership Interest for such consideration, in each case, as shall be reasonably determined by the Limited Partners and the successor General Partner.

                                       26

SECTION 5.11 REQUIREMENTS FOR SUBSTITUTION OF LIMITED PARTNER. No assignee of a
Partnership Interest of a Limited Partner shall be admitted as a substitute
Limited Partner unless (i) the General Partner, in its sole and absolute discretion, agrees to such substitution and (ii) the assignee agrees in writing to be bound by all of the provisions of this Agreement. Unless admitted as a substitute Limited Partner, the assignee of a Partnership Interest of a Limited
Partner shall not have any rights as a Limited Partner under this Agreement or under the Act including, without limitation, any access to the technology, business or assets of the Partnership or the right to receive the share of profits, losses and distributions attributable to the Partnership Interest of a
Limited Partner; provided, however, that the foregoing shall not prohibit a
Limited Partner from assigning cash distributions so long as the assignee thereof has no rights as a Partner or otherwise to compel distributions under this Agreement.

SECTION 5.12 WINDING UP OF PARTNERSHIP.

         (a) Upon dissolution of the Partnership, an appraisal of the net realizable value (the "Appraised Value") of the remaining Partnership assets shall be made by independent appraisers. Copies of such statements respecting appraisal shall be furnished to each Partner. During the period ending on the one hundred twentieth (120th) day after the aforesaid statements are furnished to all Partners, either Limited Partner shall have the right, by written notice to the other Partners, to elect to cause the Partnership to redeem the entire interest of the other Limited Partner for the amount such other Limited Partner would receive if (w) all of the assets of the Partnership were sold for their
Appraised Value, (x) all liabilities were paid, (y) the Capital Accounts of the
Partners were adjusted to reflect their allocable shares of the net gain or loss on such sale pursuant to Section 2.6 hereof, and (z) the net proceeds from such sale and the other liquid assets of the Partnership were distributed to the
Partners in proportion to their respective Capital Accounts as so adjusted. The redemption of the Partnership Interest to be redeemed shall occur within sixty
(60) days following the determination of the identity of the Limited Partner whose interest is to be redeemed and the amount of the redemption price to be paid therefor. At such time, the redemption price shall be paid in cash and the redeemed Partnership Interest shall be conveyed to the Partnership by instrument or instruments satisfactory in form and substance to the Partnership.
Notwithstanding the foregoing, if, within 30 days after the Partners receive written notice from one Limited Partner of its intention to cause the redemption of the other Limited Partner as provided above, the other Limited Partner also gives written notice to the other Partners of its intention to cause the redemption of the first Limited Partner as provided above, then, the terms of paragraph 5.12(a) shall not apply, and the following provisions of this Section
5.12 shall apply, unless the parties agree otherwise at such time.

         (b) If no Limited Partner elects to cause the Partnership to redeem the interest of the other Limited Partner as provided in paragraph 5.12(a) hereof, the General Partner shall proceed to sell or otherwise liquidate the assets of the Partnership, shall pay or provide for the payment of the liabilities of the
Partnership and, after adjusting the Capital Accounts of the Partners to reflect their allocable shares of the net gain or loss arising from the sale or other disposition of the Partnership assets pursuant to Section 2.6 hereof, shall distribute the net proceeds of such

                                       27

sales and other dispositions and the other liquid assets of the Partnership to the Partners to the extent of and in proportion to the Partners' positive balances of their Capital Accounts as so adjusted; provided, however, that the
General Partner shall be authorized to establish reserves for the payment or satisfaction of any contingent liabilities or obligations of the Partnership in such amounts and for such periods of time as it deems prudent under the circumstances. Such reserves, to the extent not expended, shall be distributed to the Partners in proportion to the remaining balances in their respective
Capital Accounts at such time or times as the General Partner deems they are no longer required.

         (c) If the General Partner shall have a deficit balance in its Capital
Account after the Capital Accounts are adjusted as provided in paragraph 5.12(b)
hereof, the General Partner shall be obligated to restore such deficit by contributing the amount thereof to the Partnership within ninety (90) days after the date on which such liquidation is completed. The amount so contributed shall be applied first to the payment of recourse obligations of the Partnership and the balance shall be distributed to the Partners who have positive balances in their Capital Accounts, in proportion to their respective positive balances. No
Limited Partner shall have any obligation to restore any deficit balance in its
Capital Account.

         (d) The Partnership shall terminate when all property owned by the
Partnership shall have been disposed of and the net proceeds, after payment or satisfaction of liabilities to Partnership creditors, shall have been distributed to the Partners.

                          ARTICLE VI OTHER PROVISIONS

SECTION 6.1 NATURE OF RELATIONSHIP. Nothing herein shall be construed to constitute any Partner the agent or partner of the other, except as specifically provided herein.

SECTION 6.2 [INTENTIONALLY OMITTED].

SECTION 6.3 INSURANCE AND INDEMNIFICATION.

         (a) The Partnership shall procure and maintain, at Partnership expense, programs of insurance coverage, including but not limited to comprehensive general liability, property damage, product liability, directors' and officers', fiduciary, fidelity, theft, burglary, worker's compensation, and business interruption insurance, as the General Partner from time to time shall determine, and with such companies and with such terms, limits and deductibles as the General Partner from time to time shall determine. The Partnership, the
Partners, the stockholders of the General Partner and any other entity which has an equity interest in the General Partner shall be named additional insureds thereunder, to the extent practicable.

         (b) (i) The Partnership shall, to the fullest extent permitted by applicable law, indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal,

                                       28

         administrative or investigative and whether formal or informal
         ("Proceeding"), by reason of the fact that the Person (y) is or was an officer of the Partnership, or (z) is or was serving at the request of the Partnership as a stockholder, director, officer, partner or trustee of another corporation, partnership, joint venture, trust, nonprofit entity, or other enterprise, including any employee benefit plan. Such indemnity shall include indemnification against any and all expenses, liability and loss (including, without implied limitation, attorneys'
         fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Person in connection with such Proceeding. Such indemnity shall also include the right to have funds advanced by the Partnership for expenses, including attorneys' fees, as incurred in defending any Proceeding in advance of its final disposition. Notwithstanding the foregoing, however, the
         Partnership shall not be liable, responsible or accountable for damages or otherwise liable hereunder to such Person for the gross negligence, dishonesty, fraud, bad faith, breach of fiduciary duty or willful misconduct of such Person and any funds shall be advanced to a Person hereunder only upon such Person's written undertaking to restore such funds to the Partnership should it be determined that the Partnership is not liable to such Person as herein provided.

             (ii) In addition to the foregoing, the Partnership shall
         unconditionally and absolutely hold each of the Partners harmless from, and indemnify each of such Persons for, any and all damages, losses, obligations, penalties, liabilities, claims, encumbrances, deficiencies, costs, charges and expenses of any nature whatsoever
         (including, but not limited to, reasonable attorneys' fees and other costs and expenses) incident to any suit, action, investigation, claim or proceeding suffered, sustained, incurred or required to be paid by any such Person relating to the assets, property, business or obligations or liabilities of the Partnership or the Partnership's management, control, ownership and operation of the business of the
         Partnership and its assets; provided, however, that the foregoing shall not apply to any contractual obligation of any Partner undertaken pursuant to any of the Closing Documents.

             (iii) For purposes of this Section 6.3, an "Indemnified Party"
         shall be any Person who is in the class of Persons entitled to indemnification from the Partnership pursuant to this paragraph 6.3(b).

         (c) The following indemnification procedures shall apply:

             If any claim is asserted against any Indemnified Party to which the indemnifications contained in paragraph 6.3(b) hereof shall apply or to which any Indemnified Party proposes to assert that such indemnifications apply, then such Indemnified Party shall give prompt notice of the claim to the Partnership.
The omission so to notify the Partnership shall not relieve the Partnership from any duty to indemnify which otherwise might exist with regard to such claim except to the extent the omission to notify materially prejudices the ability of the Partnership to assume the defense of such claim.

                                       29

             After the Partnership has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Partnership shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim or to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Partnership satisfactory to the Indemnified
Party, which approval shall not be unreasonably withheld. If the Partnership fails to give prompt notice of such election, the Partnership shall be deemed not to have elected to assume the defense of such claim and the Indemnified
Party may defend against such claim with its own attorney. If the Partnership elects to participate in but not to assume the defense, the Indemnified Party shall have the right to make the final decision, in a reasonable manner, in all matters relating to such defense.

             The Indemnified Parry and the Partnership will cooperate and make available to each other (and their representatives) all employees, information, books and records reasonably necessary or useful in connection with such defense. In the event the Partnership shall have elected to assume the defense of a claim the Partnership shall have the sole right to compromise and settle in good faith any such claim.

             If the Partnership shall elect to defend or agree in writing to compromise or settle any such claim, it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified.

             If the Partnership does not elect or is deemed not to have elected to assume the defense of a claim:

             (i) The Indemnified Parry alone shall have the right to conduct such defense;

             (ii) The Indemnified Party shall have the right to compromise and settle the claim in good faith without the prior consent of the
         Partnership; and

             (iii) If it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Partnership, the Partnership shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified.

         (d) The rights of indemnification provided for in this Section 6.3 shall continue as to any Person who is no longer within the class of Persons entitled to indemnification pursuant to paragraph 6.3(b) hereof with respect to events occurring while such Person was part of such class

                                       30

and shall inure to the benefit of the heirs, executors, administrators, successors, legal representatives and permitted assigns, as the case may be, of any such Person.

         (e) The rights of indemnification provided for in this Section 6.3 shall continue to exist after rescission or modification of this Agreement with respect to events occurring prior to such rescission or modification.

         (f) The rights of indemnification provided for in this Section 6.3 shall be cumulative with any other right an Indemnified Party may have or may hereafter acquire under any law, any provision of this Agreement or otherwise, and any rights any such Person shall have may be asserted against the
Partnership, without regard to the rights such Person may have against another
Person.

SECTION 6.4 LIMITED PARTNER APPROVAL OF ALLOCATIONS, DISTRIBUTIONS AND LOANS.
Notwithstanding any other provision of this Agreement to the contrary, each allocation under Sections 3.1 or 3.2, and each distribution or loan under
Section 3.3, shall he subject to the approval of both Limited Partners, which approval may not be unreasonably withheld. At least 30 days prior to posting any allocation or making any distribution or loan, the General Partner shall give notice to both Limited Partners of such intent, and give both Limited Partners
30 days in which to approve or disapprove such allocation, distribution or loan.
If no Limited Partner objects to such allocations, distributions or loans within such 30-day period, the General Partner may post such allocations, distributions or loans; if a Limited Partner does object to an allocation, or make such distribution or loan within such 30-day period, then no allocation, distribution or loan may be made until such disagreement is resolved.

SECTION 6.5 INTERNAL AUDIT AND INSPECTION.

         (a) Each Partner, through its authorized representatives, upon notice in writing to the Partnership and the other Partners, shall have the right to conduct an internal audit of accounts and records relating to the financial and operating activities (including contractors and vendors supplying materials and/or services to the Partnership) hereunder for any calendar year within thirty-six (36) months following the end of such calendar year. Each Partner shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience. The complete audit report from such audits shall be made available to the Partnership and the other
Partners. The Partnership shall bear no portion of the audit cost incurred under this paragraph unless agreed to by the Partners.

         (b) Each Partner, through its authorized representatives, shall have free access to and may inspect any of the operations of the Partnership and its subsidiaries for any purpose not inconsistent with the best interests of the
Partnership. Such inspections shall occur during normal business hours upon forty-eight (48) hours advance written notice.

                                       31

SECTION 6.6 PARTNERSHIP DEALINGS WITH PARTNERS.

         (a) Except for the transactions described in this Agreement and related agreements entered into on or before the Commencement Date, arrangements and agreements calling for transactions and dealings between the Partnership and individual Partners, their Affiliates (including, without limitation, any loans to be made by a Partner to the Partnership or by the Partnership to a Partner,
whether recourse or nonrecourse) must be consented to, ratified and approved by each other Partner. Without limiting the generality of the foregoing, the terms of any loans between the Partnership and a Partner must reflect market terms, taking into account the credit standing of the borrower, unless otherwise agreed by all Partners; provided that the interest rate payable under the Notes shall be the same for all Partners who pledge their ownership interest in the
Partnership as collateral security for the payment obligations under the Notes, provided, however, that in no event shall Nalco pay a higher rate of interest than Exxon if Nalco has pledged its Limited Partnership Interest.

         (b) No Partner shall do anything whereby the capital or the property of the Partnership may be attached, taken in execution or otherwise impaired, and each Partner punctually shall pay its separate debts and indemnify each other
Partner against any losses or damages incurred as a result of separate debts of such Partner. Nothing herein shall be deemed to alter the obligations of a
Partner to the Partnership or the Partnership to a Partner under the terms of any Closing Document. Except as otherwise provided in any written agreement by the Partnership or in this Agreement, any expenses incurred by the Partnership in defending or meeting obligations of an individual Partner shall be chargeable solely to that individual Partner.

         (c) Exxon and Nalco have agreed that their respective activities and the activities of their respective Affiliates within the Field of Operations, and the activities of the Partnership and its Affiliates outside the Field of
Operations, will be governed by the following terms:

             (i) Except as otherwise provided in subparagraph 6.6(c)(x) below,
         Exxon and Nalco and their Affiliates will conduct all their commercial activities within the Field of Operations through the Partnership, for the maximum period permitted by law, or for a period of 15 years, whichever is less. Nothing contained herein shall prevent Exxon or
         Nalco from entering into any joint research and development project with a non-affiliated third party under which such third party obtains the right to commercialize any products resulting from the Later
         Developed Technology of the respective party (as defined in the Patent and Know-How Assignment and License effected as of September 1, 1994 between Nalco, Exxon and the Partnership), including those within the
         Field of Operations, resulting from such project, provided, however, that the respective party shall use reasonable efforts to offer the
         Partnership the right to obtain a license under such rights. Nothing contained herein shall be deemed to prevent Nalco, Exxon or any of their respective Affiliates from entering into any Qualified
         Compensation Event or other transaction approved by the Board.

                                       32

             (ii) The Partnership will not operate outside of the Field of
         Operations for the maximum period permitted by law, or for a period of
         15 years, whichever is less.

             (iii) If, after the date hereof, Exxon develops any Technical
         Assets with application within the Field of Operations, and if Exxon desires, at its sole discretion, to make such Technical Assets available for use within the Field of Operations, Exxon, to the extent it can do so without the consent of non-affiliated third parties and subject to conditions under which Exxon acquired such Technical Assets, will give the Partnership first negotiating rights to acquire a non-exclusive right to use those Technical Assets within the Field of
         Operations, on an arm's length basis. If the Partnership declines such non-exclusive license, then Exxon shall have the right to grant an exclusive license to any non-affiliated third party to use those
         Technical Assets, without accounting to the Partnership therefor.

             (iv) If, after the date hereof, Nalco patents any technology with applications within the Field of Operations, and if Nalco desires, at its sole discretion, to make such Patent available for use within the
         Field of Operations by non-affiliated third parties, Nalco shall license such patented technology to the Partnership for 5% of net sales revenues of all products which are covered by a valid claim of the
         Nalco patent. Patented inventions invented jointly by Nalco and
         Partnership employees shall be owned jointly by Nalco and the
         Partnership. The Partnership shall not license any non-affiliated third party under those jointly owned patents outside the Field of Operations without the permission of Nalco, and Nalco shall not license any non-affiliated third party under those jointly owned patents within the
         Field of Operations without the permission of both Exxon and the
         Partnership.

             (v) If the Partnership develops any Technical Assets with
         application outside the Field of Operations, and such Technical Assets are derivative to Technical Assets originally contributed or licensed to the Partnership by Exxon or Nalco, the Partnership will make such
         Technical Assets available free of charge exclusively for use by such
         Partner outside the Field of Operations, where the Partnership may do so without the consent of non-affiliated third parties.

             (vi) If the Partnership develops any Technical Assets with application outside the Field of Operations, and such Technical Assets are not derivative to Technical Assets originally contributed or licensed to the Partnership by Exxon or Nalco, the Partnership will provide Exxon and Nalco the opportunity to negotiate for licenses to use such Technical Assets outside of the Field of Operations, subject to the following terms: (i) the economic terms will be on an arm's length basis; (ii) both Exxon and Nalco may receive such a license;
         (iii) if either Exxon or Nalco receives such a license, the Partnership will not be entitled to license the use of such Technical Assets to any other party, other than the other Limited Partner; (iv) any such license shall be non-transferrable and may not be sub-licensed except to the respective Limited Partner's Affiliates, joint ventures, joint interests, or existing licensees; (v) if neither Exxon nor Nalco negotiates such a license,

                                       33

         both Exxon and Nalco shall have a right of first refusal over the first third party license for such Technical Assets, which, once exercised, will require that no further licenses for such Technical Assets be issued.

             (vii) If the Partnership develops any Technical Assets with application outside the Field of Operations, and such Technical Assets are derivative to Technical Assets originally contributed or licensed to the Partnership by both Exxon and Nalco and subsequently commingled within the Partnership, the Partnership will not make such Technical
         Assets available for use by any other party, including either Exxon or
         Nalco, without the specific written agreement of both Exxon and Nalco.

             (viii) Neither Exxon nor Nalco shall be prohibited from investing in a competitive enterprise so long as either (x) within one year after the date of such investment, such competitive enterprise has divested itself of such business and assets or (y) the segment of the sales revenues of such competitive enterprise relating to the Field of
         Operations are not and do not become "significant" in amount. For the purposes of this clause, the segment of the sales revenues of a competitive enterprise are "significant" in amount if such sales revenues, multiplied by Exxon's or Nalco's, as the case may be, percentage ownership interest in such enterprise, constituted more than ten percent (10%) of the total annual sales revenues of the Partnership as of the last day of such enterprise's fiscal year most recently completed prior to the date of acquisition, or in any of such enterprise's complete fiscal years following such acquisition.

             (ix) If any entity in which Exxon or Nalco or any Affiliate of
         Exxon or Nalco owns an equity interest, the business of which is not controlled by the parent or such Affiliate, distributes, designs, manufactures, markets, sells or otherwise deals in products and/or services for which the Partnership is intended to have and has exclusive rights pursuant to the Field of Operations (a "Product
         Overlap") and the volume of sales (in U.S. Dollars) of such product(s)
         during any calendar year in any country or in the aggregate is equal to at least ten percent (10%) of the volume of sales (in U.S. Dollars) by the Partnership and its Affiliates in such country or in the aggregate, then such Partner or such Affiliate, as the case may be, will use its reasonable best efforts to cause that Affiliate to withdraw promptly from the distribution, design, manufacturing, marketing and sale of or otherwise dealing in such products) or, failing that, will compensate the Partnership at least annually for the economic benefits realized by such parent, directly or indirectly, as a result of such Product
         Overlap.

             (x) Notwithstanding the above, Exxon and its Affiliates expressly reserve the right to transact business in the Field of Operations with the limited exception of selling those specialty chemicals listed in
         Exhibit G, Attachment I and Attachment II to non-affiliated third parties. Exxon and its Affiliates may extend the foregoing right, but not the right to sublicense, (1) to any of their respective joint venture or joint interests, but only for use in joint operations, and/or (2) to any of their respective licensees for

                                       34

         operations in the oil and gas industry and hydrocarbon processing industry, but only for use in licensed operations.

         (d) Each Partner hereby agrees that the obligations of such Partner set forth in paragraph 6.6(c) hereof shall survive and continue to be in full force and effect notwithstanding the fact that such Person is no longer a Partner of the Partnership.

         (e) To the extent the provisions of this Agreement are inconsistent with the Act or with the law of any state or jurisdiction in which a Partnership operation is established, the provisions of this Agreement shall apply to the maximum extent lawfully permissible.

         (f) The Partnership shall pay to each of the Limited Partners (i)
amounts equal to the amounts of Partnership Expenses incurred by such Limited
Partner, as shown on Exhibit B-1 and invoiced to the Partnership, and (ii)
amounts equal to the amounts of Unmutualized Expenses incurred by such Limited
Partner, as shown on Exhibit B-2 and invoiced to the Partnership; provided that any such Partnership Expense or Unmutualized Expenses are invoiced to the
Partnership no later than December 31, 1994. Payments by the Partnership under this paragraph 6.6(f) shall be made by the Partnership within seven (7) days after receipt of such invoice. Such payments shall be characterized by the
Partnership as payments under Section 707(a) of the Code.

SECTION 6.7 BOOKS AND RECORDS.

         (a) The general ledger and other books and records of the Partnership and its subsidiaries shall be maintained in such manner as may be required to compute the Partners' Capital Accounts as provided in Article II hereof, to allow Partnership tax returns to be prepared and to allow the financial statements of the Partnership and the Partners to be prepared in accordance with
United States generally accepted accounting principles and practices, and taking into account the principles of Exhibit D hereto. These books and records shall be separate from the Partners' financial records and shall fairly represent all financial transactions related to the Partnership and its Affiliates.

         (b) Except as may otherwise be agreed by all of the Partners, within ten (10) business days after the close of each month, the General Partner shall provide to the Partners a statement of income, and within eleven (11) business days after the close of each quarter, the General Partner shall also provide to the Partners a balance sheet, a statement of changes in the Partners' Capital
Accounts, a statement of cash flow, a reconciliation between book basis Capital
Account balances and tax basis Capital Account balances and a statement of taxable income for each Partner for such quarter, which statements may be unaudited. Each such quarterly statement shall be certified by the General
Partner as fairly presenting the financial position of the Partnership as of the date thereof and its results of operations for the period then ended, subject to changes resulting from audit and year-end adjustments (all of which such statements shall be reviewed by the Partnership's auditors on a quarterly basis).

                                       35

         (c) The Partnership and its subsidiaries shall have an examination of its financial statements in accordance with United States generally accepted auditing standards made by Price Waterhouse as of December 31, 1994 and for the period then ending and by a mutually acceptable firm of independent public accountants as the Partners may from time to time appoint for succeeding periods. Each Partner shall be furnished with a copy of such financial statements, including but not limited to a balance sheet, a statement of changes in the Partners' Capital Accounts, a statement of income and a statement of cash flow, together with the report of said accountants covering the results of such examination, as soon as reasonably practicable after the close of the
Partnership's Fiscal Year; provided that in no event shall such financial statements be furnished later than sixty (60) days after the close of each such year. The Partnership shall cause its independent public accountants to cooperate with the accountants of the Partners and Affiliates of the Partners.

         (d) Within five (5) months after the end of each Fiscal Year of the
Partnership, the General Partner shall cause to be prepared and delivered as provided in Section 6.9 hereof to each Partner a report setting forth in sufficient detail all such information and data with respect to the Partnership during such Fiscal Year as shall enable such Partner to prepare its income tax returns in accordance with the laws, rules and regulations then prevailing in the appropriate jurisdiction.

         (e) Within five (5) months after the end of each Fiscal Year of the
Partnership, the General Partner shall cause to be prepared and delivered as provided in Section 6.9 hereof to each Partner such annual information returns and statements as may be required of partnerships generally under United States tax laws and regulations. All such returns and statements shall reflect the agreed allocations of tax depreciation, tax gains and tax losses set forth in
Section 3.2, hereof. Each of the Partners shall file its U.S. federal, state and local income and other tax returns consistently with the tax consequences contemplated in this Agreement.

         (f) The Partners hereby adopt the accounting and tax policies set forth in Exhibit D hereto as the accounting and tax policies of the Partnership.

SECTION 6.8 TAX MATTERS.

         (a) Preparation of Tax Returns. The General Partner shall be responsible for the preparation and timely filing of all returns of Partnership income, gain, deduction, loss and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the
Partners within five (5) months of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, deduction and loss and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the Fiscal Year. Notwithstanding any other provision of this Agreement to the contrary, all Partnership income tax returns shall be subject to the approval of both Limited Partners, which approval may not be unreasonably withheld. At least
30 days prior to filing any income tax return, the General Partner shall give written notice to both Limited Partners, and

                                       36

give both Limited Partners 30 days in which to approve or disapprove such tax return. If no Limited Partner objects to such tax return within such 30-day period, the General Partner may file such tax return; if a Limited Partner does object to a tax return, then the General Partner and both Limited Partners will negotiate in good faith to resolve all outstanding issues.

         (b) Tax Elections. Except as otherwise provided herein, the General
Partner shall, in its sole and complete discretion, determine whether to make any available election pursuant to the Code. Notwithstanding the foregoing, the
General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder for the first Fiscal Year in which there is a transfer or Partnership distribution to which such election would apply, unless the Partners at the time of such transfer or distribution agree at the time for filing the Partnership tax information return not to make such election. In addition, the General Partner shall elect the
Last-In-First-Out method of accounting and shall elect under Section 195 of the
Code to amortize start-up costs ratably over a sixty (60) month period.

         (c) Tax Controversies. Subject to the provisions hereof, the General
Partner is designated the Tax Matters Partner, and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

         (d) Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         (e) Taxation as a Partnership. No election shall be made by the
Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

         (f) Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any federal, state and local withholding requirement with respect to any payment or distribution by the Partnership to any Partner or other Person. All amounts so withheld, and, in the manner determined by the General Partner, amounts withheld with respect to any payment or distribution by any Person to the Partnership, shall be treated as distributions to the Partners under Section 3.3 or Article V hereof, or if any such withholding requirement was not satisfied with respect to any amount previously distributed to such Partner under Section 3.3 or Article V hereof, such Partner and any successor or assignee with respect to such
Partner's Partnership Interest will indemnify and hold harmless the General
Partner and the Partnership for such withholding requirement.

                                       37

SECTION 6.9 NOTICES.

         (a) Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications which the Partnership or any Partner to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by delivering the same by a reputable courier service which requires a signature upon delivery or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, or by sending by telefax with receipt confirmation; addressed

             (i) if to Nalco, to:

                           Nalco Chemical Company
                           One Nalco Center
                           Naperville, Illinois 60563
                           Attention: General Counsel

                           Fax No.: 708-305-2985

             or (ii) if to Exxon, to:

                           Exxon Chemical Company
                           13501 Katy Freeway
                           Houston, Texas 77079
                           Attention: Chief Attorney - Special Projects

                           Fax No.: 713-588-4606

             or (iii) if to the Partnership or the General Partner, to:

                           Nalco/Exxon Energy Chemicals, Inc.
                           7701 Highway 90-A
                           Sugar Land, Texas 77478
                           Attention: President

                           Fax No.  713-263-7900

             with a copy to the other Partners.

             (iv) if to any other Person who becomes a Partner, at the address for notices furnished by such Person to each other Partner by notice pursuant to this subsection, or (v) at any other address designated by any party in a notice given to the other parties pursuant to the provisions of this subsection. All notices given as in this Section 6.9 provided shall be deemed to have been given or served on the date delivered by courier or sent by telefax or three business days after the date so mailed.

                                       38

         (b) Promptly following receipt by the Partnership of any notice, demand, election or request from Nalco, Exxon or any Affiliate thereof pursuant to an agreement between the Partnership and Nalco or any Affiliate thereof, or
Exxon or any Affiliate thereof, the Partnership shall deliver to Exxon or Nalco, as the case may be, a copy of such notice, demand, election or request pursuant to the provisions of paragraph 6.9(a).

SECTION 6.10 BENEFITS AND OBLIGATIONS. The covenants and agreements herein contained shall inure to the benefit of, and be binding upon, the Partners and their respective successors. Any Person succeeding to the interest of a Partner as provided herein shall succeed to all of such Partner's rights, interests, obligations and liabilities hereunder, subject to and with the benefit of all terms and conditions of this Agreement.

SECTION 6.11 GOVERNING LAW.

         (a) All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware applicable to business arrangements entered into and performed entirely within the State of Delaware.

         (b) Each of the parties hereto (i) hereby irrevocably submits itself to the non-exclusive jurisdiction of (a) the Court of Chancery of the State of
Delaware, County of New Castle, and (b) the United States District Court for the
District of Delaware, for the purposes of any suit, action or other proceeding brought by any other party, or its respective successors or assigns, with respect to this Agreement or the Act, including a suit, action or proceeding to compel compliance with Section 6.16 hereof, or to enforce a resolution, settlement, order or award made pursuant thereto, or to enforce any obligation for the payment of money contained herein, and (ii) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the agreement to compel compliance with Section 6.16 hereof, or a resolution, settlement, order or award made pursuant thereto, or such an obligation for the payment of money, may not be enforced in or by such courts.

SECTION 6.12 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

SECTION 6.13 LIABILITY OF PARTNERS. Except as expressly provided herein or in the Closing Documents, the liability of each Limited Partner shall be limited to the maximum extent permitted by the Act. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for (i) any act performed within the scope of the authority conferred on it by this Agreement, except for the gross negligence, dishonesty, fraud, bad faith, breach of fiduciary duty or willful misconduct of the General

                                       39

Partner in carrying out the obligations of the General Partner hereunder, (ii)
the General Partner's failure or refusal to perform any act, except those required by the terms of this Agreement, (iii) the General Partner's performance of, or failure to perform, any act, so long as such act or omission is made in good faith in reliance on advice of legal counsel, accountants, consultants or brokers to the Partnership or (iv) the negligence, fraud, dishonesty or bad faith of any employee, agent, consultant or broker of the Partnership selected, engaged or retained in good faith.

SECTION 6.14 CURRENCY. Except as specifically provided, all amounts referred to in this Agreement are stated in United States dollars.

SECTION 6.15 AMENDMENTS. This Agreement and any term or provision hereof may at any time or from time to time be modified, amended or waived, or additional or substituted terms or provisions incorporated herein, upon the unanimous written consent of the Partners, the giving or withholding of which shall be in the sole discretion of each such Partner.

SECTION 6.16 ARBITRATION.

         (a) Any claim, dispute, difference or controversy (a "Dispute") between the Limited Partners as to whether a matter is a Survival Matter, which cannot be settled by mutual understanding between the parties shall be submitted to the chief executive officers of Nalco Chemical Company and Exxon Chemical Company
for resolution.

         (b) Should said Dispute not be resolved, as above provided, within thirty (30) days of submission to the appointed representatives, at the written request of either Limited Partner, said Dispute shall be submitted to and resolved by binding arbitration in accordance with the procedures set forth in
Exhibit F.

         (c) Notwithstanding the foregoing, it is hereby agreed that the arbitrators shall not have any power to terminate or dissolve the Partnership.

         (d) Pending resolution of any Dispute, each Partner shall make every reasonable effort to minimize adverse economic consequences to the Partnership which would result from non-operation, sub-capacity operation or failure to meet payment terms under loan agreements. Such reasonable effort may include, inter alia, continued performance of obligations under a reservation of rights in lieu of termination and non-performance.

         (e) The Limited Partner which does not prevail in the arbitration proceeding shall bear all the out of pocket costs and expenses of both Limited
Partners in the arbitration proceeding.

SECTION 6.17 COOPERATION. The Partners agree to cooperate with the Partnership and with each other in connection with any tax dispute relating to the
Partnership (including its formation and operations) and any transaction entered into between the Partnership and any Partner (or any of

                                       40

their respective Affiliates). The Partners agree to provide reasonable requested assistance to each other, at the reasonable cost of the Partner requesting such assistance, in connection with any such tax dispute. In addition, each Partner shall cooperate with the other Partners in the event of any inquiry, proceeding or investigation relating to the subject matter of this Agreement instituted by any agency of any federal, state, local or foreign jurisdiction against a
Partner or any Affiliate of a Partner.

SECTION 6.18 BROKERS. Each of the Limited Partners will indemnify and hold harmless the Partnership and the other Partners against any and all liability or obligations to any broker or finder retained by such Limited Partner resulting from the involvement of such broker or finder in the transactions contemplated by this Agreement.

SECTION 6.19 CAPTIONS. The captions and index of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 6.20 NO WAIVER. Any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available in law or in equity.

SECTION 6.21 TITLE TO PARTNERSHIP PROPERTY. Legal title to Partnership property shall at all times be held by and in the name of the Partnership, provided, however, that if applicable law specifically requires or permits, legal title may be held in the name of the General Partner or a legal nominee if the General
Partner or legal nominee acknowledges in writing that it is holding such legal title only as nominee for the Partnership and that it has no beneficial ownership in such Partnership property except as a Partner hereof.

SECTION 6.22 PUBLICITY. Except as required to comply with law or regulation or the rules of any stock exchange in the opinion of counsel, no Limited Partner shall issue any press release or advertisement concerning the Partnership or its operations or this Agreement without first providing the other Partners with a copy of any proposed press release or advertisement and obtaining such Partners'
approval thereof, which approval shall not be unreasonably withheld.

                                       41

SECTION 6.23 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall in no way be affected, impaired or invalidated, and to the extent permitted by applicable law any such term, provision, covenant or restriction shall be restricted in applicability or reformed to the minimum extent required for such to be enforceable.

         IN WITNESS WHEREOF, the Partners have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                             NALCO/EXXON ENERGY CHEMICALS, INC.
                                             as General Partner

                                             By: /s/ John R. Sutley
                                                 -------------------------------
                                                 Its President

                                             NALCO CHEMICAL COMPANY,
                                             as Limited Partner

                                             By: /s/
                                                 -------------------------------
                                                 Title:  Chairman & CEO

                                             EXXON CHEMICAL COMPANY,
                                             a division of Exxon Corporation,
                                             as Limited Partner

                                             By: /s/
                                                 -------------------------------
                                                 Title:  President

                                       42

                                                                       Exhibit A

                                   DEFINITION

         The following terms shall have the meanings set forth in the Limited
Partnership Agreement and in this Exhibit A:

"Act" shall mean the Delaware Revised Uniform Limited Partnership Act Del. Code
Ann. tit. 6, (ss.ss.)17-101 - 17 - 1109 as it may be amended from time to time.

"Acquiror" shall have the meaning set forth in Section 5.5 of this Agreement.

"Additional Assumed Exxon Liabilities" shall mean the assumed Exxon liabilities, if any, to be assumed by the Partnership from Exxon after the Commencement Date, in conjunction with the transfer of the Additional Transferred Exxon Assets. Any
Additional Assumed Exxon Liabilities will be listed, at the time assumed, and such list or lists will be attached, at such time, to this Agreement as Exhibit
M-1.

"Additional Assumed Nalco Liabilities" shall mean the assumed Nalco liabilities, if any, to be assumed by the Partnership from Nalco after the Commencement Date, in conjunction with the transfer of the Additional Transferred Nalco Assets. Any
Additional Assumed Nalco Liabilities will be listed, at the time assumed, and such list or lists will be attached, at such time, to this Agreement as Exhibit
M-2.

"Additional Funding" shall have the meaning set forth in paragraph 5.6(a) of this Agreement.

"Additional Transferred Exxon Assets" shall mean the assets described in Exhibit
C-4 hereto.

"Additional Transferred Nalco Assets" shall mean the assets described in Exhibit
C-3 hereto.

"Adjusted Capital Account" shall mean the Capital Account maintained for each
Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by
Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g)(i) and 1.704-2(i)(5)), and
(b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury
Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's
Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to subparagraph
3.1(f)(i) or 3.1(f)(ii). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                                      A-1

"Adjusted Capital Account Deficit" shall mean as to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year or other taxable period.

"Adjusted Property" shall mean any property the Carrying Value of which has been adjusted pursuant to subparagraph 2.6(d)(i) or subparagraph 2.6(d)(ii) of this
Agreement.

"Affiliate" of a Person shall mean an entity in which such Person owns an interest, directly or indirectly, of twenty percent (20%) or more, provided, that in no event shall either the Partnership or the General Partner be deemed to be an Affiliate of any Limited Partner.

"Agreed Cash Value" shall mean for each calendar quarter the entire estimated cash flow benefit (calculated on a 100% basis and not on an allocated Partner basis), after payment of any foreign taxes (including withholding taxes), but before U.S. taxes, which is derived by a Transaction Partner from a Qualified
Compensation Event during that calendar quarter; provided, however, that the
Agreed Cash Value for the last calendar quarter of the Fiscal Year, or other taxable period, shall be adjusted, as appropriate to reflect any changes in the
Agreed Cash Value numbers for the preceding quarters of such Fiscal Year or other taxable period.

"Agreed Value" of the properties transferred to the Partnership pursuant to
Section 2.2 of this Agreement shall mean such properties' Agreed Value as set forth in Exhibits C-1 and C-3 (with respect to Nalco) and Exhibits C-2 and C-4
(with respect to Exxon) attached hereto and made a part hereof. Agreed Value of any other Contributed Property transferred to the Partnership means the fair market value of such property or other consideration as determined by the
General Partner using such reasonable method of valuation as may be adopted by the Partners.

This "Agreement" shall mean this Amended and Restated Limited Partnership
Agreement, dated as of September 1, 1994, between the General Partner, Nalco and
Exxon, including any amendments thereto to which such parties may consent from time to time.

"Applicable Distribution Split" shall mean the manner whereby GAAP Income and
Losses are allocated among the Partners for any given Earnings Year under the provisions of paragraphs 3.1(a) and 3.1(b), without taking into account, for purposes of applying paragraph 3.1(b), the items referred to in paragraph 3.1(c)
which are funded by capital contributions under paragraphs 2.4(d) and 2.4(e).

"Appraised Value" shall have the meaning set forth in paragraph 5.12(a) of this
Agreement.

"Assumed Exxon Liabilities" shall mean the U.S. Assumed liabilities, as defined in the Exxon Transfer Agreement.

"Assumed Liabilities" shall mean all the Assumed Exxon Liabilities, the Assumed
Nalco Liabilities, the Additional Assumed Exxon Liabilities and the Additional
Assumed Nalco Liabilities.

"Assumed Nalco Liabilities" shall mean the U.S. Assumed Liabilities, as defined in the Nalco Transfer Agreement.

                                      A-2

"Binding Appraisal" shall have the meaning set forth in paragraph 5.4(a) of this
Agreement.

"Board" shall mean the board of directors of the General Partner.

"Book-Tax Disparity" shall mean with respect to a Contributed Property or
Adjusted Property, as of any date of determination, the difference between the
Carrying Value of such Contributed Property or Adjusted Property, as of such date, and the adjusted basis thereof for federal income tax purposes, as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its
Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance, as maintained pursuant to
Section 2.6 of this Agreement, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

"Borrower" shall have the meaning set forth in paragraph 3.3(b) of this
Agreement.

"Business" shall have the meaning set forth in Section 1.5 of this Agreement.

"Capital Account" shall mean the capital account maintained for the Partner pursuant to Section 2.6 of this Agreement.

"Capital Contribution" shall mean any cash and cash equivalents or Contributed
Property which a Partner contributes or has contributed to the Partnership as set forth in Article II hereof. A Capital Contribution shall not include a contribution to the Partnership of a promissory note that is not readily traded on an established securities market, where the note is contributed to the
Partnership by the maker (or the Partner contributing such note to the
Partnership is related to the maker within the meaning of Treasury Regulation
Section 1.752-1(a)(3)), until the Partnership makes a taxable disposition of such note or until (and to the extent) principal payments are made on such note.

"Carrying Value" shall mean (a) with respect to a Contributed Property, the
Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Partners' Capital
Accounts pursuant to Section 2.6(a) of this Agreement with respect to such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes, as of the time of determination. The
Carrying Value of any property shall be adjusted from time to time in accordance with paragraphs 2.6(c) and 2.6(d) of this Agreement, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties.

"Certificate" shall mean the Certificate of Limited Partnership of the
Partnership.

"Closing Documents" shall mean the documents to be executed and delivered at any closing in which assets are contributed to, or otherwise acquired by, the
Partnership or any of its Affiliates from Nalco or any of its Affiliates or from
Exxon or any of its Affiliates.

                                      A-3

"Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Commencement Date" shall mean 12:01 A.M. local time on September 1, 1994.

"Contributing Partner" shall mean each Partner directly or indirectly contributing (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the Code) a Contributed Property to the Partnership
in exchange for a Partnership Interest.

"Contributed Property" shall mean each Contributing Partner's interest in each property (or interest therein), or other consideration, in such form as may be permitted by the Act, but excluding cash and cash equivalents, directly or indirectly contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to
Section 708 of the Code). Once the Carrying Value of a Contributed Property is
adjusted pursuant to paragraph 2.6(d) of this Agreement, such property shall no longer constitute a Contributed Property for purposes of paragraph 3.2(b) of this Agreement but shall thereafter constitute an Adjusted Property for such purposes.

"Contribution Date" shall mean the date on which legal title to the shares of a
Transferred Entity passes to the Partnership.

"Demand Notes" shall mean negotiable promissory demand notes issued by a stockholder of the General Partner or a wholly-owned subsidiary of such stockholder ("Stockholder Notes") payable to the order of the General Partner in substance similar to those delivered to the General Partner by the stockholders thereof on the Commencement Date or such other Stockholder Notes as may be acceptable to the General Partner.

"Dispute" shall have the meaning set forth in paragraph 6.16(a) of this
Agreement.

"Distribution Year" shall mean any Fiscal Year or other taxable period in which
Surplus Cash is distributed among or loaned to the Partners.

"Earnings Year" shall mean the Fiscal Year or other taxable period, the GAAP
Earnings of which are allocated among the Partners for cash distribution entitlement purposes or otherwise distributed among or loaned to the Partners pursuant to subparagraph 3.3(a)(i) of this Agreement.

"Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section
1.752-2(a).

"Equalization Option" shall have the meaning set forth in paragraph 2.4(a) of this Agreement.

"Equivalent Price" shall mean an amount equal to the purchase price to be paid for the Partnership Interest of one Limited Partner divided by the percentage of such Partnership Interest and multiplied by the percentage of the Partnership
Interest of the other Limited Partner.

"Excess Loss" shall have the meaning set forth in paragraph 3.1(g) of this
Agreement.

                                      A-4

"Exxon" shall mean Exxon Corporation, a New Jersey corporation.

"Exxon's Partnership Interest" shall mean, as of the Commencement Date, thirty-nine percent (39%), and thereafter may be adjusted as provided herein or as otherwise may be agreed by the Partners.

"Exam Transfer Agreement" shall mean that certain Asset Transfer Agreement, of even date, between Exxon and the Partnership.

"Field of Operations" shall means or refer to and be interchangeable with
Exhibit G, attached hereto and made a part hereof.

"Fiscal Year" shall mean and include each twelve (12) month period ending on
December 31 and any shorter period for which the Partnership is required to file a U.S. income tax return.

"Freeport Facility" shall mean the manufacturing facility, heretofore operated by NCC and being contributed to the Partnership, located in Freeport, Texas.

"Funding Limited Partner" shall have the meaning set forth in Section 5.6 of this Agreement.

"GAAP" shall mean United States generally accepted accounting principles.

"GAAP Earnings" shall mean the total consolidated net earnings of the
Partnership computed on a GAAP basis after foreign income taxes but before U.S.
federal, state or local income taxes.

"GAAP Loss" shall mean a loss computed on a net Partnership consolidated GAAP basis with respect to an Earnings Year which is allocated to a Partner under the
Applicable Distribution Split.

"General Partner" shall mean Nalco/Exxon Energy Chemicals, Inc., a Delaware corporation, as general partner of the Partnership, or any successor general partner of the Partnership appointed pursuant to the terms of this Agreement.

"General Partner's Partnership Interest" shall mean, as of the Commencement
Date, two percent (2%), and thereafter may be adjusted as provided herein or as otherwise may be agreed by the Partners.

"Governmental Action" shall mean the issuance of a final order or decree by a governmental body requiring the dissolution of the Partnership, or the changing, modification or alteration of the business or assets of the Partnership in a manner which substantially impairs the ability of the Partnership to conduct the
Business.

"Indemnified Party" shall have the meaning set forth in subparagraph 6.3(b)(iii)
of this Agreement.

                                      A-5

"Insolvency Event" shall be deemed to have occurred with respect to any Partner
(a) if such Partner shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally unable or admit in writing its inability to pay its debts as such debts become due, (iii)
make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, or (vii) take any action under the laws of any jurisdiction analogous to any of the foregoing; or (b) if a proceeding or case shall be commenced under such Bankruptcy Code or a State bankruptcy or insolvency statute, without the application or consent of such
Partner, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed and unstayed and in effect, for a period of sixty (60) days.

"Joint Venture" shall mean the Partnership and its Affiliates.

"Limited Partner" shall mean either of Exxon or Nalco, as a limited partner of the Partnership and any successor of either thereof as such limited partner in accordance with the terms of this Agreement.

"Limited Partnership Interest" shall mean the ownership interest of any Limited
Partner in the Partnership.

"Loan" shall mean a loan extended by the Partnership to a Partner pursuant to paragraph 3.3(b) and Exhibit J of this Agreement.

"Loan Cessation Date" shall have the meaning set forth in subparagraph 3.3(b)(i)
of this Agreement.

"Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean that amount determined in accordance with the principles of Treasury Regulation Section
1.704-2(i)(3).

"Nalco" shall mean Nalco Chemical Company, a Delaware corporation.

"Nalco's Partnership Interest" shall mean, as of the Commencement Date, fifty-nine percent (59%), and thereafter may be adjusted as provided herein or as otherwise may be agreed by the Partners.

"Nalco Priority Allocation" shall mean the amounts allocated to Nalco under paragraph 3.1(a) in excess of what Nalco otherwise would have allocated to it under paragraph 3.1(a) if its allocable share were equal to its Partnership
Interest.

                                      A-6

"Nalco Transfer Agreement" shall mean that certain Asset Transfer Agreement, of even date, between Nalco and the Partnership.

"Net Agreed Value" shall mean (a) in the case of any Contributed Property, the
Agreed Value of such property or other consideration, reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property currently distributed to a Partner pursuant to Section
3.3 of this Agreement or distributed in liquidation of the Partnership pursuant to Section 5.12 of this Agreement, the Partnership's Carrying Value of such property at the time such property is distributed (as adjusted pursuant to
Section 2.6(d) of this Agreement), reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

"Net Preferred Allocation Amount", shall mean the amount calculated for each
Fiscal Year or other taxable period in accordance with Exhibit K of this
Agreement.

"New Substituted Partner" shall mean a Partner which is not an Affiliate of either of Exxon or Nalco and which has acquired its Partnership Interest from either of Nalco or Exxon with the consent of the General Partner.

"Noncontributing Partner" shall mean with respect to each Contributed Property any Partner other than the Contributing Partner.

"Nonrecourse Built-in Gain" shall mean with respect to any Contributed
Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to paragraph 3.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

"Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

"Nonrecourse Liability" shall have the meaning set forth in Treasury Regulation
Section 1.704-2(b)(3).

"Notes" shall have the meaning set forth in paragraph 3.3(b) of this Agreement.

"Offeree" shall have the meaning set forth in Section 5.5 of this Agreement.

"Offeror" shall have the meaning set forth in Section 5.5 of this Agreement.

"Partner" shall mean a General Partner or a Limited Partner.

"Partner Nonrecourse Debt" shall have the meaning set forth in Treasury
Regulation Section 1.704-2(b)(4).

                                      A-7

"Partner Nonrecourse Deductions" shall mean any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in
Section 705(a)(2)(B) of the Code) that, in accordance with the principles of
Treasury Regulation Section 1.704-2(i)(2), are attributable to a Partner
Nonrecourse Debt.

"Partnership" shall mean Nalco Exxon Energy Chemicals, L.P., a Delaware limited partnership.

"Partnership Expenses" shall mean those itemized expenses set forth in Exhibit
B-1 of this Agreement.

"Partnership Interest" shall mean, as of the Commencement Date, (a) as to the
General Partner, two percent (2%), (b) as to Nalco, fifty-nine percent (59%) and
(c) as to Exxon, thirty-nine percent (39%); provided, however, that proper adjustment shall be made to the Partnership Interest to reflect any changes effected pursuant to the provisions of this Agreement, or as otherwise may be agreed by the Partners.

"Partnership Minimum Grain" shall mean that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

"Person" shall mean any natural person, firm, corporation, association, partnership, limited liability company, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Pre-Withdrawal Period" shall mean the period between the date on which the redemption price is determined and the date on which redemption actually takes place pursuant to the terms of paragraph 5.4(a).

"Proceeding" shall have the meaning set forth in Section 6.3(b)(i) of this
Agreement.

"Product Overlap" shall have the meaning set forth in subparagraph 6.6(c)(ix) of this Agreement.

"Qualified Compensation Event" shall mean those isolated transactions or long term contractual arrangements whereby earnings and cashflow, originally intended by the Partners to be realized by the Joint Venture, will in fact be derived directly by a Limited Partner or its Affiliates outside of the Joint Venture in order to meet certain legal or regulatory requirements or for other mutually agreed valid business reasons. Whether and to which extent a transaction or arrangement shall be treated as a Qualified Compensation Event shall be determined by the Board.

"Residual Gain" or "Residual Loss" shall mean any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to paragraphs 3.1(e) and 3.1(f) or clause 3.2(b)(ii)(1) of this
Agreement to eliminate Book Tax Disparities.

                                      A-8

"Senior Staff" shall mean the President and such other officers and employees of the General Partner or the Partnership as may be appointed from time to time by the General Partner to manage the day to day affairs of the Partnership. The initial composition of the Senior Staff is provided on Exhibit E of this
Agreement.

"Stockholder Agreement" shall mean that certain Stockholders Agreement, of even date, among Nalco, Exxon and the General Partner.

"Substantial Event" shall mean any Deadlock, as defined in the Stockholders
Agreement which is not resolved following application of the procedures in
Section 3.2 of the Stockholders Agreement.

"Surplus Cash" shall mean Partnership cash which the General Partner has determined to be in excess of the Partnership's immediate needs and which the
General Partner has determined to be available for distributions or loans to the
Partners; provided, however, that Surplus Cash shall not include the securities held by the Partnership pursuant to subparagraph 3.3(b)(iii).

"Survival Matter" shall have the meaning set forth in Section 5.6 of this
Agreement.

"Tax Matters Partner" shall mean the Partner of the Partnership designated as the tax matters partner in accordance with Section 6231(a)(7) of the Code, which initially shall be the General Partner.

"Technical Assets" shall mean valid issued patents, patent applications and patent applications in process, trademarks, trademark applications, copyrights, copyright applications, licensed technical information of others, research and development data and notebooks, operating guidelines and conditions, know how and any other proprietary information or intangible assets of a technical nature.

"Transaction Partner" shall mean the Limited Partner which either directly, or indirectly through its Affiliates, obtained an economic advantage outside of the
Joint Venture from a Qualified Compensation Event.

"Transfer" shall mean to sell, assign or transfer, directly or indirectly, a
Partnership Interest (except for an adjustment of Partnership Interests among
Partners pursuant to the terms of this Agreement) (including by a pledge, assignment, encumbrance or security interest that gives the pledgee, assignee or secured party, upon the occurrence or non-occurrence of an event, the right to acquire the Partnership Interest or to require that the Partnership Interest be sold; but not, in any event, any "negative pledge" or similar type covenant).

"Transferred Assets" shall mean the assets to be contributed to the Partnership pursuant to Section 2.2.

"Transfer Agreements" shall mean, collectively, the Nalco Transfer Agreement and the Exxon Transfer Agreement.

                                      A-9

"Transferred Entity" shall mean any corporate entity some or all of the equity interest of which is contributed or otherwise transferred to the Partnership by a Limited Partner and which was already in existence prior to such contribution or transfer.

"Treasury Regulations" shall mean the United States Treasury Regulations
(whether proposed, temporary or final) promulgated under the Code.

"Unmutualized Expenses" shall mean those itemized expenses set forth in Exhibit
B-2 of this Agreement.

"Unrealized Gain" attributable to a Partnership property shall mean as of any date of determination, the excess, if any, of the fair market value of such property (as determined under paragraph 2.6(d) of this Agreement) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to paragraph
2.6(d) of this Agreement as of such date).

"Unrealized Loss" attributable to a Partnership property shall mean as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to paragraph 2.6(d) of this Agreement as of such date) over the fair market value of such property (as determined under paragraph 2.6(d) of this
Agreement) as of such date of determination.

"Withdrawal Procedure" shall mean the procedure described in Section 5.4 of this
Agreement.

                                      A-10